UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. 1)

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TUMBLEWEED COMMUNICATIONS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tumbleweed Communications Corp.

700 Saginaw Drive

Redwood City, California 94063

www.tumbleweed.com

To our Stockholders:

I am pleased to invite you to attend the 2008 Annual Meeting of Stockholders of Tumbleweed Communications Corp. to be held on June 10, 2008 at 10:00 a.m. Pacific Daylight Time at our corporate headquarters located at 700 Saginaw Drive, Redwood City, California 94063.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of the voting options.

Thank you for your ongoing support of and continued interest in Tumbleweed Communications Corp.

Sincerely,

James P. Scullion

Chairman of the Board of Directors

and Chief Executive Officer

Redwood City, California

April 29, 2008

Tumbleweed Communications Corp.

700 Saginaw Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2008

TIME:	10:00 a.m. Pacific Daylight Time

PLACE:	700 Saginaw Drive, Redwood City, California 94063

ITEMS OF BUSINESS:	• To elect three Class III directors for three-year terms.

• To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

• To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

RECORD DATE:	Stockholders of record of Tumbleweed Communications Corp. at the close of business on April 11, 2008 are entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

VOTING BY PROXY:	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the section entitled “Questions and Answers about the Annual Meeting” beginning on page 1 of this Proxy Statement and the instructions on the proxy card.

By Order of the Board of Directors,
Bernard J. Cassidy Secretary

Redwood City, California

April 29, 2008

This proxy statement and the accompanying proxy are being mailed on or about April 29, 2008 in connection with the solicitation of proxies on behalf of the Board of Directors of Tumbleweed Communications Corp. All stockholders are cordially invited to attend the meeting in person. Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your shares can be voted at the Annual Meeting in accordance with your instructions. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please refer to the enclosed proxy card for instructions.

2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TUMBLEWEED COMMUNICATIONS CORP.

700 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA 94063

PROXY STATEMENT

This Proxy Statement contains information relating to the Annual Meeting of Stockholders of Tumbleweed Communications Corp., a Delaware corporation (“Tumbleweed”, “us”, “we”, “our” or the “Company”), to be held on June 10, 2008, beginning at 10:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 700 Saginaw Drive, Redwood City, California 94063, and at any adjournment of the Annual Meeting. The Proxy Statement and accompanying proxy card are first being mailed on or about April 29, 2008 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

•	the election of three Class III directors for three-year terms; and

•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

In addition, our management will report on our performance during the fiscal year ended December 31, 2007, and respond to questions from stockholders.

What shares can I vote?

All shares of our common stock owned by you as of the close of business on the record date, April 11, 2008, may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use for this purpose.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares and are also invited to attend the meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing them how to vote your shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD BENEFICIALLY IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may direct your vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker, bank or nominee. You can do this by mail or, in most instances, electronically over the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee.

BY INTERNET—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

BY TELEPHONE—If you live in the United States or Canada, you may submit your proxy by following the “Vote by Phone” instructions on the proxy card.

BY MAIL—You may do this by completing, signing, dating and returning your proxy card or, for shares held in street name, the voting instruction card included by your broker, bank or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Can I change my vote after I submit my proxy?

Yes. Even after you have submitted your proxy, if you are a stockholder of record you may change your vote at any time prior to the close of voting at the Annual Meeting by filing a notice of revocation or by submitting a duly executed proxy bearing a later date with our Secretary at 700 Saginaw Drive, Redwood City, California 94063, by voting by telephone or Internet on a later date or by attending the meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, you may revoke your proxy by following the instructions provided by your broker, bank or nominee.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote as of April 11, 2008, the record date, will constitute a quorum, permitting the Annual Meeting to conduct business. At the close of business on the record date, 51,176,142 shares of our common stock were issued and outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of a quorum.

What are the Board of Directors’ recommendations?

Unless you give other instructions either via your proxy card or your electronic vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	“FOR” the election of each of our nominees to the Board of Directors; and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2008.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What vote is required to approve each item?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Abstentions and broker non-votes, if any, will not affect the outcome of the vote on the election of directors.

The ratification of KPMG as our independent registered public accounting firm will require the affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting. In determining whether this proposal received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes, if any, will not have any effect on the result for this proposal.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008.

Who will count the votes?

A representative of Broadridge Investor Communication Services will tabulate the votes and act as the inspector of election.

Who will bear the cost of this solicitation?

The enclosed proxy is solicited on behalf of our Board of Directors, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Broadridge Financial Solutions, Inc. a fee of approximately $35,000 including expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

For a stockholder’s proposal to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the proposal must be received by our Secretary at 700 Saginaw Drive, Redwood City, California 94063 not later than December 30, 2008. In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered timely, our Bylaws require that such proposals must be submitted to our Secretary not later than April 11, 2009 and not earlier than March 12, 2009, unless the Annual Meeting is called for a date earlier than May 11, 2009 or later than July 10, 2009, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Who are the members of the Board of Directors and are they independent?

The continuing members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Nominating Committee	Compensation Committee
Dr. Taher A. Elgamal
Christopher H. Greendale	*		**
James A. Heisch	**		*
Kenneth R. Klein
Standish H. O’Grady	*	*
Dr. Deborah D. Rieman		**	*
James P. Scullion
Jeffrey C. Smith

*	Committee member
**	Committee chairperson

Our Board of Directors has determined that each of Messrs. Greendale, Heisch, Klein, O’Grady and Dr. Rieman meet the independence requirements of the Nasdaq Marketplace rules and listing standards.

How often did the Board of Directors meet during the fiscal year ended December 31, 2007?

During the fiscal year ended December 31, 2007, our Board of Directors held seven meetings. Each Board member attended 75% or more of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served that were held during the period for which he or she was a director or committee member, respectively, in the fiscal year ended December 31, 2007.

Mr. Scullion attended the 2007 Annual Meeting of Stockholders. We do not have a policy on director attendance at our Annual Meetings of Stockholders.

How do stockholders communicate with the Board of Directors?

Our Board of Directors has established a process to receive communications from stockholders. Stockholders may contact our Board of Directors or individual directors by mail or electronically. Correspondence should be addressed to the Board or individual director(s) by either name or title, and mailed care of Secretary, Tumbleweed Communications Corp., 700 Saginaw Drive, Redwood City, California 94063. To communicate with our Board of Directors electronically, stockholders should send an email message to directors@tumbleweed.com.

All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

Does the Company have a Code of Ethics?

Yes. We have adopted a code of conduct for all of our employees and directors, including our Chief Executive Officer, Chief Financial Officer, other executive officers, and senior financial personnel. A copy of our code of conduct is available on our web site at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page. We intend to post on our web site any material changes to, or waiver from our code of business conduct, if any, within four business days of such event. Information available on our web site is not being incorporated into this Proxy Statement.

What are the standing committees of the Board of Directors?

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

Our Audit Committee reviews our internal accounting procedures and considers and reports to our Board of Directors with respect to other auditing and accounting matters, including the selection of our independent registered public accounting firm, the scope of annual audits, fees to be paid to our independent registered public accounting firm and the performance of our independent registered public accounting firm. Our Audit Committee operates under a formal written charter available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page. The current members of the Audit Committee are James A. Heisch (Chairman), Christopher H. Greendale, and Standish H. O’Grady, each of whom is an independent director under the Securities and Exchange Commission (“SEC”) rules and regulations and Nasdaq Marketplace rules and listing standards. The Audit Committee did not change its composition during the fiscal year ended December 31, 2007.

Our Board of Directors has determined that Mr. Heisch, the Chairman of our Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC rules and regulations by virtue of his education and experience.

Compensation Committee

Our Compensation Committee reviews and recommends to our Board of Directors certain base salaries, cash bonuses, equity awards such as stock options, and benefits for employees, consultants, directors and other individuals compensated by us. The current members of our Compensation Committee are Christopher H. Greendale (Chairman), James A. Heisch, and Dr. Deborah D. Rieman, each of whom is an independent director, as determined by our Board of Directors, within the meaning of the Nasdaq Marketplace Rules and listing standards and regulations issued by the Internal Revenue Service and the SEC. Our Board of Directors has adopted a Compensation Committee Charter, which is available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page. The charter is also available in print to any stockholder who requests it.

Our Compensation Committee held eight meetings during the fiscal year ended December 31, 2007. Our Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•

establish the base salary, incentive compensation and any other compensation for our Chief Executive Officer and review and approve our Chief Executive Officer’s recommendations for the compensation of certain Named Executive Officers reporting to him;

•	monitor our management incentive and stock based compensation plans and discharge the duties imposed on our Compensation Committee by the terms of those plans; and

•	perform other functions or duties deemed appropriate by our Board of Directors.

Compensia, an outside consulting firm, assisted our Compensation Committee in delivering upon the responsibilities listed above.

The agenda for meetings of our Compensation Committee is determined by our Compensation Committee Chairman with the assistance of our Secretary and our senior human resources personnel. Compensation Committee meetings are attended from time to time by our Chief Executive Officer and Chairman of the Board of Directors. Our Compensation Committee’s Chairman reports the committee’s recommendations to our Board of Directors.

Our senior human resources personnel support our Compensation Committee in its duties and, along with our Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding our compensation programs. Our Compensation Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during the fiscal year ended December 31, 2007 (1) was an officer or employee of ours or any of our subsidiaries, (2) was formerly an officer or an employee of ours or any of our subsidiaries, except for James A. Heisch, who served as our interim Chief Financial Officer in 2001, or (3) had any relationship requiring disclosure by us under the rules of the SEC requiring disclosure of related party transactions.

Nominating Committee

The functions of our Nominating Committee include the following: identifying and recommending to our Board of Directors individuals qualified to serve as our directors and on committees of our Board of Directors, and advising our Board of Directors with respect to its and its committee’s composition and procedures. A copy of the charter is available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page.

The members of our Nominating Committee are Dr. Deborah D. Rieman (Chairman), and Standish H. O’Grady, each of whom is an independent director under the Nasdaq Marketplace Rules listing standards. Our Nominating Committee held one meeting during the fiscal year ended December 31, 2007.

Our Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, our Nominating Committee will take into consideration the needs of our Board of Directors and the qualifications of the candidate. Our Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by our Nominating Committee, a stockholder must submit the recommendation in writing and include the following information: the name of the stockholder evidence of their ownership of our stock, including the number of shares owned and the length of time of ownership; the name of the candidate and the candidate’s resume or a listing of their qualifications to be a director of ours; and the candidate’s consent to be named as a director if selected by our Nominating Committee and nominated by our Board of Directors.

The stockholder recommendations and information described above must be sent to our Secretary at 700 Saginaw Drive, Redwood City, California. For a stockholder nominee to be considered for inclusion in our Proxy Statement for 2009 Annual Meeting of Stockholders, such notice must be received by our Secretary in accordance with the procedures set out under the heading “May I propose actions for consideration at next year’s Annual Meeting of Stockholders?” on page 3 of this Proxy Statement.

Our Nominating Committee believes that the minimum qualifications for serving as a director of ours are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to our Board of Directors oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, our Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and Tumbleweed. Our Nominating Committee also seeks to have our Board of Directors represent a diversity of backgrounds, experience, gender, and race.

Our Nominating Committee identifies potential nominees by asking our current directors and others to notify the Nominating Committee if they become aware of persons, meeting the criteria described above, who might be available to serve on our Board of Directors. Our Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, our Nominating Committee will also consider candidates recommended by our stockholders.

Once a person has been identified by our Nominating Committee as a potential candidate, our Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating Committee determines that the candidate warrants further consideration, our Nominating Committee Chairman or another member of our Nominating Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on our Board of Directors, our Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, particularly in comparison to any other candidates that our Nominating Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. Our Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although our Nominating Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation currently authorizes no fewer than one and no more than ten directors. Our Board of Directors is currently comprised of eight directors. Our Certificate of Incorporation divides our Board of Directors into three classes—Class I, Class II and Class III—with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each Annual Meeting to serve a three-year term and until their successors are duly elected and qualified. The Class III directors will stand for reelection or election at the 2008 Annual Meeting. The Class I directors will stand for reelection or election at the 2009 Annual Meeting and the Class II directors will stand for reelection or election at the 2010 Annual Meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holders may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

The names of the nominees for election as Class III directors at the Annual Meeting and of the continuing Class I and Class II directors, and certain information about them as of April 11, 2008, are set forth below:

Name	Age	Principal Occupation/Position Held With Us
Incumbent Class I directors:
Kenneth R. Klein	48	Chief Executive Officer, Wind River Systems, Inc.
Jeffrey C. Smith	41	Founder and Director

Incumbent Class II directors:
Dr. Taher A. Elgamal	52	Director and Chief Technology Officer
Dr. Deborah D. Rieman	58	Private Investment Fund Manager
James P. Scullion	52	Chairman of the Board of Directors and Chief Executive Officer

Nominees for Class III directors:
Christopher H. Greendale	56	General Partner, Kodiak Venture Partners
James A. Heisch	64	Independent Consultant
Standish H. O’Grady	47	Senior Managing Director, Granite Ventures, LLC

James P. Scullion, Chairman of the Board of Directors and Chief Executive Officer, is responsible for our vision, strategy and overseeing our operations. Before being appointed as Chairman and Chief Executive Officer of Tumbleweed in January 2006, Mr. Scullion served as President and Chief Executive Officer of ComnetiX, Inc. from January 2004 to January 2006. Prior to joining ComnetiX, Inc., Mr. Scullion held several leadership positions at Identix, Inc., where he served as President and Chief Operating Officer from April 1999 to June 2002, Executive Vice President from 1996 to April 1999, and Chief Financial Officer from 1990 to April 2001. Mr. Scullion has served on our Board of Directors since April 2003 and was Chairman of our Audit Committee from April 2003 to January 2006. Mr. Scullion also was a member of the Board of Directors of ComnetiX, Inc., a position he held from January 2004 to February 2007, and a member of the Board of Directors of Identix, Inc. from 1998 to June 2002. Mr. Scullion holds a B.S. in Business Administration/Accounting from San Jose State University.

Dr. Taher A. Elgamal, Director and Chief Technology Officer, is responsible for our technical direction and for driving our innovative research and development initiatives. Dr. Elgamal has served on our Board of Directors since July 2003. Prior to joining Tumbleweed as Chief Technology Officer in October 2006, Dr. Elgamal served as Chairman and Chief Executive Officer of Ektasis, Inc. from April 2005 to September 2006. Prior to joining Ektasis, Inc., Dr. Elgamal was a founder and Chairman and Chief Technology Officer of Securify, Inc. from June 1998 to March 2005. Prior to founding Securify, Inc., Dr. Elgamal served as the Chief Scientist at Netscape, Inc. from April 1995 to June 1998. Dr. Elgamal is also serving on the Board of Directors of HiFn, Inc. and has served on the Board of Directors of Diversinet Corp., Phoenix Technologies Inc.,

Register.com, RSA Security Inc., and Valicert, Inc. Dr. Elgamal holds a B.S. in Electrical Engineering from Cairo University and a Ph.D. and M.S. in Computer Science from Stanford University.

Christopher H. Greendale has served on our Board of Directors since August 2001. From May 2004 to present Mr. Greendale has been a General Partner with Kodiak Venture Partners and from May 2002 to May 2004, Mr. Greendale was a Venture Partner with Kodiak Venture Partners. From March of 2002 to March 2003, Mr. Greendale was a Venture Partner of GrandBanks Capital. From September 2000 to March 2002, Mr. Greendale was engaged in independent venture capital investing. From January 1998 until September 2000, Mr. Greendale was a Managing Director with Internet Capital Group. In addition, Mr. Greendale currently serves on the Board of Directors of a number of early stage systems integration and software companies. From 1991 to 1997 Mr. Greendale served as Executive Vice President, Marketing for Cambridge Technology Partners Massachusetts Inc., which he also co-founded. Mr. Greendale holds a B.A. in Mathematics and an M.B.A. from Southern Illinois University.

James A. Heisch has served on our Board of Directors since June 2006. Since 2002, Mr. Heisch has been an independent consultant. In 1999, Mr. Heisch joined Worldtalk Corporation as Chief Financial Officer and later was promoted to President. We acquired Worldtalk Corporation in 2000, and subsequently Mr. Heisch served as our interim Chief Financial Officer during 2001. From 1994 to 1998, Mr. Heisch served with medical device company VidaMed, Inc., initially as Chief Financial Officer, and then as President and Chief Executive Officer. Additionally, Mr. Heisch has 17 years of experience with Arthur Young & Company where he was an audit partner from 1977 to 1982. Mr. Heisch holds a B.S. in accounting from San Jose State University and M.B.A. from the Leavy School of Business at the University of Santa Clara.

Kenneth R. Klein has served on our Board of Directors since February 2000. Mr. Klein has been President, Chief Executive Officer and Chairman of the Board of Directors of Wind River Systems, Inc. since January 2004. Previously, Mr. Klein was employed by Mercury Interactive Corp. and held the positions of Chief Operating Officer from January 2000 to December 2003, President, North American Operations from July 1998 to January 2000, and Vice President of North American Sales from April 1995 to July 1998. Prior to that, Mr. Klein served in a variety of engineering and sales management roles in the software industry. Mr. Klein holds degrees in Electrical Engineering and Biomedical Engineering from the University of Southern California.

Standish H. O’Grady has served on our Board of Directors since August 1997. Mr. O’Grady is a founder and Managing Director of Granite Ventures LLC. He previously served in various positions with Hambrecht & Quist Group’s venture capital practice since 1986. Mr. O’Grady currently serves on the Board of Directors of Wind River Systems, Inc., Five Across, Inc., and StepUp Commerce, Inc. Mr. O’Grady also serves on the compensation and nominating committees at Wind River Systems, Inc. Mr. O’Grady holds a B.S.E. in Chemical Engineering from Princeton University and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College.

Dr. Deborah D. Rieman has served on our Board of Directors since March 2001. Since 1999, Dr. Rieman has managed a private investment fund. From 1995 to 1999, Dr. Rieman served as President and Chief Executive Officer of CheckPoint Software Technologies, Inc. Prior to joining CheckPoint Software Technologies, Inc. Dr. Rieman held various executive and marketing positions with Adobe Systems, Inc., Sun Microsystems, Inc. and Xerox Corporation. Dr. Rieman also serves as a director of Keynote Systems, Inc., Kintera, Inc. and Corning, Inc. Dr. Rieman holds a B.A. in Mathematics from Sarah Lawrence College and a Ph.D. in Mathematics from Columbia University.

Jeffrey C. Smith founded Tumbleweed in June 1993. Mr. Smith has served on our Board of Directors since June 1993, and served as our Chairman of the Board of Directors, President, and Chief Executive Officer from June 1993 through March 2001, and as our Chairman of the Board of Directors and Chief Executive Officer from March 2001 through June 2005. Previously, Mr. Smith held various senior positions in research and development with the following firms: Frame Technology from January 1991 to June 1993; Aion Corp. from January 1990 to

January 1991; Hewlett-Packard Company from June 1988 to June 1989; and IBM Scientific Research Center in Palo Alto from June 1987 to June 1988. Mr. Smith served as a lecturer in Software Engineering at Stanford University in 1988 and 1989. Mr. Smith holds a B.S. in Computer Science from Stanford University.

Information with respect to our Audit Committee is set forth above under the heading “What are the standing committees of the Board of Directors?—Audit Committee” in this Proxy Statement.

Vote Required

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the number of directors to be elected) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. Abstentions and Broker non-votes, if any, will not affect the outcome of the vote on the election of directors. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the election of the nominated directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected and our Board of Directors has ratified the selection of KPMG LLP to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP served as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee and our Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee and our Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Vote Required

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against this proposal. Broker non-votes, if any, will not have any effect on the result of the vote. Unless instructed to the contrary in the proxy, the shares represented by proxies will be voted FOR the proposal to ratify KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE COMPENSATION

Executive Officers of Tumbleweed Communications Corp.

James P. Scullion, Chairman of the Board of Directors and Chief Executive Officer, is responsible for our vision, strategy and overseeing our operations. Before being appointed as Chairman and Chief Executive Officer of Tumbleweed in January 2006, Mr. Scullion served as President and Chief Executive Officer of ComnetiX, Inc. from January 2004 to January 2006. Prior to ComnetiX, Inc., Mr. Scullion held several leadership positions at Identix, Inc., where he served as President and Chief Operating Officer from April 1999 to June 2002, Executive Vice President from 1996 to April 1999, and Chief Financial Officer from 1990 to April 2001. Mr. Scullion has served on the Board of Directors of Tumbleweed since April 2003 and was Chairman of Tumbleweed’s Audit Committee from April 2003 to January 2006. Mr. Scullion also was a member of the Board of Directors of ComnetiX, Inc., a position he has held from January 2004 to February 2007. Mr. Scullion holds a B.S. in Accounting from San Jose State University. Mr. Scullion is 52 years old.

Timothy G. Conley, Senior Vice President of Finance and Chief Financial Officer, is responsible for the accounting, finance and investor relations functions of Tumbleweed. Prior to joining Tumbleweed in July 2003, Mr. Conley served as Vice President, Finance and Chief Financial Officer for Valicert, Inc. from January 2000 to June 2003 when it was acquired by us. Prior to joining Valicert, Inc., Mr. Conley was Vice President of Finance and Chief Financial Officer of Longboard, Inc. from September 1998 to January 2000. Prior to joining Longboard, Inc., Mr. Conley served as Vice President of Finance and Chief Financial Officer of Logicvision, from June 1997 to August 1998. Previously, Mr. Conley was Vice President of Finance and Chief Financial Officer of Verilink Corporation from November 1989 to May 1997. Mr. Conley holds a B.S. in Business Administration from Wisconsin State University. Mr. Conley is 59 years old.

Dr. Taher A. Elgamal, Director and Chief Technology Officer, is responsible for our technical direction and for driving our innovative research and development initiatives. Dr. Elgamal has served on our Board of Directors since July 2003. Prior to joining Tumbleweed as Chief Technology Officer in October 2006, Dr. Elgamal served as Chairman and Chief Executive Officer of Ektasis, Inc. from April 2005 to September 2006. Prior to joining Ektasis, Inc., Dr. Elgamal was a founder and Chairman and Chief Technology Officer of Securify, Inc. from June 1998 to March 2005. Prior to founding Securify, Inc., Dr. Elgamal served as the Chief Scientist at Netscape, Inc. from April 1995 to June 1998. Dr. Elgamal is also serving on the Board of Directors of HiFn, Inc. and has served on the Board of Directors of Diversinet Corp., Phoenix Technologies Inc., Register.com, RSA Security Inc., and Valicert, Inc. Dr. Elgamal holds a B.S. in Electrical Engineering from Cairo University and a Ph.D. and M.S. in Computer Science from Stanford University. Dr. Elgamal is 52 years old.

Nicholas W. Hulse, Executive Vice President of Worldwide Field Operations, is responsible for overseeing sales, channel development, and professional services. Prior to joining Tumbleweed in March 2007, Mr. Hulse was Senior Vice President of Sales, Marketing, and Channel Development at FrontBridge Technologies, Inc. from January 2005 to August 2006, prior to which Mr. Hulse was Vice President Global Alliances at FrontBridge Technologies, Inc. from March 2003 to January 2005. Prior to joining FrontBridge Technologies, Inc., Mr. Hulse was General Manager/Senior Vice President at Cybertek Holdings/Secos, Inc. from May 2001 to December 2002. Prior to joining Cybertek Holdings/Secos, Inc., Mr. Hulse was a Vice President of Marketing, Product, and Channel Sales at Epoch Internet from January 2000 to May 2001. Prior to joining Epoch Internet, Mr. Hulse was Vice President of Marketing and Business Development at Aris Corporation from April 1997 to September 1999. Mr. Hulse holds an O.N.D. in Business Studies from Middlesex College and an H.N.D. in Business Studies from Newcastle Upon Tyne Polytechnic, United Kingdom. Mr. Hulse is 42 years old.

Bernard J. Cassidy, Senior Vice President and General Counsel, is responsible for legal, corporate development, and human resources matters. Before joining Tumbleweed in May 1999, Mr. Cassidy was in private practice at Wilson Sonsini Goodrich & Rosati from August 1992 to May 1999, and at Skadden, Arps, Slate Meagher & Flom LLP from September 1989 to July 1992. Mr. Cassidy holds a B.A. in Philosophy from Loyola University, an M.A. in Philosophy from the University of Toronto and a J.D. from Harvard Law School. Mr. Cassidy is 53 years old.

There are no family relationships among any of our directors and our executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The Compensation Committee of the Board of Directors is responsible for establishing and overseeing the goals and objectives of our executive compensation plans and practices. These goals and objectives are:

•	to attract, retain and reward executive officers who contribute to our success;

•	to align the financial interests of our executive officers with our performance;

•	to strengthen the relationship between executive pay and stockholder value;

•	to motivate executive officers to achieve our business objectives; and

•	to reward individual performance.

The Compensation Committee annually reviews our executive compensation goals and objectives in light of our corporate goals and objectives, and makes recommendations to the Board of Directors for amendment if the Compensation Committee deems appropriate.

Components of Compensation

The Compensation Committee is responsible for establishing and monitoring our executive compensation program, and reviewing and recommending for approval by the Board of Directors all aspects of executive compensation, including the compensation of our Named Executive Officers. To accomplish the goals and objectives of our program, our executive compensation package consists of four components: base salary, non-equity incentive plan awards (cash bonuses), equity awards such as stock options and restricted stock, and severance benefits. We also provide our executive officers with indemnification and compensation benefits generally available to our employees, such as health and welfare benefits and participation in a 401(k) program. We may also provide reasonable perquisites as necessary. Based on benchmark compensation data, the Compensation Committee recommends for approval by the Board of Directors the elements that comprise the overall executive compensation package to:

•

offer a total compensation package, of base salary, severance, and other compensation benefits, that is competitive with those offered by competitors in our industry so that Tumbleweed can attract and retain top talent;

•	provide cash bonuses to encourage the achievement of important corporate and individual objectives in the short-term and reward individual performance; and

•	provide equity compensation to align executive and stockholder interests, and reward executives for increasing stockholder value.

The Compensation Committee is responsible for making recommendations for approval by the Board of Directors regarding the compensation of the Named Executive Officers, including salaries, cash bonuses, and equity awards. The Compensation Committee is also responsible for conducting the quarterly evaluation of the performance of our Chief Executive Officer. Our Chief Executive Officer also makes periodical recommendations for the Compensation Committee for final approval by the Board of Directors regarding the compensation for our Named Executive Officers, and is also responsible for conducting quarterly evaluations of the performance of our Named Executive Officers.

During the fiscal year ended December 31, 2007, the Compensation Committee obtained compensation market information from Radford Aon Consulting, Inc. (“Radford”) to assist in analyzing our compensation strategy and determining the appropriate level and mix of compensation for our executive officers, including the Named Executive Officers. We participate in the market surveys conducted by Radford, and receive survey information with respect to a peer group of technology and other companies with revenues similar to

Tumbleweed. The Compensation Committee reviews the peer group annually, and will make changes from time to time as it deems appropriate. For the fiscal year ended December 31, 2007, the Compensation Committee used market survey information from a peer group composed of 173 public and private companies, primarily in the technology sector and with revenues under $200 million and averaging $65 million (“the Comparison Group”), including Active Identity, Actuate Corp., Chordiant Software Inc., Entrust Inc., Phoenix Technologies Inc., SurfContorl, and Vignette Corp. We also engaged Compensia Consulting Services to evaluate the competitiveness of the equity compensation component for our Named Executive Officers, and to recommend adjustments as appropriate to maintain competitiveness within a peer group of companies.

The Compensation Committee obtains benchmark compensation levels for executive positions from the survey information at percentile ranges for salaries and bonuses. For the fiscal year ended December 31, 2007, the Compensation Committee targeted the overall compensation of our Named Executive Officers within 15 percent of the 50th percentile level of the Comparison Group, which the Compensation Committee felt positioned Tumbleweed’s executive pay practices at an appropriately competitive position to our peers. The market data was also used to determine the appropriate target for non-cash compensation. In determining target non-cash compensation, we relied on Compensia Consulting Services’ expertise.

In the fiscal year ended December 31, 2007, the Compensation Committee recommended and the Board of Directors approved compensation for Mr. Nicholas W. Hulse, Vice President of Worldwide Field Operations, who was appointed our Executive Vice President of Worldwide Field Operations effective March 4, 2007.

The significant elements of our executive compensation policy are described below.

Base Salaries

The first component of our executive compensation package is base salary. Tumbleweed provides base salaries to our employees, including the Named Executive Officers, to compensate them for services rendered, and base salary is an element of compensation used to determine any incentive bonus for the Named Executive Officers.

In determining the base salaries of Named Executive Officers, base salary levels are designed to be market-competitive for comparable positions at companies within our Comparison Group, with reference to the market survey information obtained by the Compensation Committee. Base salaries above that level may be available to exceptional performers and key contributors to our success. In determining the appropriate base salary the Compensation Committee takes into account the executive’s responsibilities and position, experience, specific competencies, comparable base salaries of our other executives, our overall budget for merit increases, and their individual performance and contributions to our performance. In the fiscal year ended December 31, 2007, the Compensation Committee targeted the base salary of our Named Executive Officers within 15 percent of the market median, or 50th percentile level, of the Comparison Group.

The Compensation Committee makes recommendations to the Board of Directors regarding base salary adjustments for our Named Executive Officers for approval by the Board of Directors. Base salary adjustments may be awarded based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts, and our overall annual salary budget guidelines, with due regard to the industry experience of each executive, and current market conditions.

In 2006, we appointed Dr. Taher A. Elgamal as Chief Technology Officer. Dr. Elgamal’s initial annual base salary was set at $300,000, and was not increased in the fiscal year ended December 31, 2007. Based on the market survey information obtained by the Compensation Committee, Dr. Elgamal’s base salary was in the excess of the 90th percentile during 2006 and 2007 and is in excess of 90th percentile for 2008, which is above the range of 15 percent of the 50th percentile level of the Comparison Group and which reflects Dr. Elgamal’s significant expertise and standing as an industry luminary, and the additional responsibilities for business development performed by Dr. Elgamal as Chief Technology Officer.

In 2007, Tumbleweed hired Mr. Hulse as Executive Vice President of Worldwide Field Operations. His annual base salary was set at $275,000, which was in the 80th percentile during 2007 and is in the 90th percentile for 2008. Mr. Hulse’s base salary is above the target range of 15 percent of the 50th percentile level of the Comparison Group. We established Mr. Hulse’s salary at the level that allowed us to stay competitive in our recruiting efforts.

In 2007, the base salaries of our Named Executive Officers ranged between the 45th and in excess of the 90th percentile compared to the market survey information obtained by the Compensation Committee. These levels were deemed by the Compensation Committee to be consistent with our compensation goals and objectives. The base salaries of our existing Named Executive Officers increased by a range of 0% to approximately 5% during the fiscal year ended December 31, 2007. For the fiscal year ended December 31, 2007, the Compensation Committee approved an increase in the base salary of Mr. Conley effective January 1, 2007 since Mr. Conley was the only Named Executive Officer whose total compensation was below target range. The Committee determined to not provide increases to other continuing Named Executive Officers in 2007 since their compensation was in line with the target.

Cash Bonuses

The second component of our executive compensation package is annual non-equity incentive plan awards, or cash bonuses. Cash bonuses are designed to focus the attention of our executives on the goals and activities that are critical to our success, and to promote and reward performance and achievement of corporate objectives. For the fiscal year ended December 31, 2007, we provided cash bonuses to our Named Executive Officers through an annual executive bonus program with quarterly reviews and a one-time discretionary retention bonus, each as described below. All of our Named Executive Officers, James P. Scullion, Timothy G. Conley, Dr. Taher A. Elgamal, Nicholas W. Hulse, Bernard J. Cassidy and Daniel G. Greenberg, received cash bonuses during the fiscal year ended December 31, 2007, as described below.

Target Setting for Cash Bonuses Program

The performance objectives for our Named Executive Officers during the fiscal year ended December 31, 2007 are embedded in our strategic and operating plan which was approved by our Board of Directors during October 2006. Based on the corporate financial performance targets set in this strategic and operating plan, our Compensation Committee recommends corporate financial performance targets for our Named Executive Officers for the approval of the Board of Directors. Also based on this strategic and operating plan, our Compensation Committee establishes individual objectives for our Chief Executive Officer and our Chief Executive Officer establishes individual objectives for our Named Executive Officers at the beginning of the year. The individual objectives for all Named Executive Officers are designed to promote the execution of the strategic initiatives identified in the company’s strategic and operating plan, to encourage strong financial results and maximize long-term shareholder value, and are established with a view towards metrically-driven objectives. In establishing the objectives, the Compensation Committee and our Chief Executive Officer set standards at levels they believe are significant, but achievable with rigorous personal commitment. The specific objectives related to each executive officer’s area of responsibility contain multiple measures that are tied directly to the realization of our overall strategy and the goals and initiatives for each executive officer’s areas of responsibility as set forth in our strategic and operating plan, as discussed below. Achievement of the target performance for all measures would result in a full payout of the portion of the bonus dependent on executive-specific objectives.

Cash Bonuses Composition

Cash bonuses are generally weighted so that fifty percent of the target amount is based on Tumbleweed financial performance and fifty percent is based on the achievement of the individual performance objectives of each Named Executive Officer. To the extent an executive officer is responsible for a revenue-generating business unit, however, more emphasis may be placed on such business unit’s financial results. During the year ended December 31, 2007, the Compensation Committee set target bonuses for the Named Executive Officers at 50% of base pay for 2007, except for the revenue-generating Named Executive Officers, Messrs. Hulse and Cassidy, whose target bonuses for 2007 were set at 72.7% and 76.5% of their base pay, respectively, based on the review of market data for our Comparison Group and taking into account the overall compensation package for those individuals. The amount of the bonus actually paid is not determined with reference to the market data but rather with regard to the realization of the overall company and individual objectives that are evaluated quarterly. The Compensation Committee conducts a quarterly review of our Chief Executive Officer’s achievements against his individual objectives. Our Chief Executive Officer conducts a quarterly review for the other Named Executive Officers’ achievements of their specific objectives. Each bonus is calculated by multiplying the percentage of individual goals achieved by the percentage of the executive’s target bonus payout amount allocated towards individual achievement targets, which is then added to the percentage of the company goals achieved, multiplied by the corresponding target bonus payout amount. Based on the recommendations of our Compensation Committee and current trends in executive compensation, the amounts of target bonuses for the Named Executive Officers for 2008 will be consistent with the target bonuses for 2007 and will generally range between 50% and 63% of base salary. The Compensation Committee expects that the target bonus percentile of salary may change in the future. Discretionary cash bonuses are also available for awarding exceptional performance or to function as a retention tool in unusual circumstances.

Tumbleweed Financial Objectives

The target bonuses for Messrs. Scullion, Conley, Elgamal, and Greenberg were weighted so that 50% of the target amounts were based on their achievement of specific objectives and 50% were based on Tumbleweed achieving financial objectives for the fiscal year ended December 31, 2007 set by the Board of Directors in October 2006. Tumbleweed financial objectives consisted of achieving at least 19% growth in revenue in 2007 as compared to 2006 and Tumbleweed being profitable on a non-GAAP basis (Non-GAAP results exclude stock-based compensation expense and intangible asset amortization expense) for 2007. These financial objectives were not achieved, thus no bonus relate to the achievement of Tumbleweed financial objectives was paid out to the above-listed Named Executive Officers for the fiscal year ended December 31, 2007.

Individual Performance Objectives

Due to the fact that the Company did not meet its financial guidance for both the three months ended June 30, 2007 and September 30, 2007, each executive agreed to forego the portion of his bonus related to the individual performance objectives for the three months ended September 30, 2007.

Mr. Conley’s individual performance was evaluated by our Chief Executive Officer. The process included Mr. Conley’s self-evaluation and an evaluation by our Chief Executive Officer of Mr. Conley’s overall performance and his contribution to the Company’s performance under our operating plan, which were achieved at 88%, excluding impact of Mr. Conley foregoing the portion of his bonus related to his individual performance objectives for the three months ended September 30, 2007. Our Chief Executive Officer assessed Mr. Conley’s achievement of his individual performance objectives for 2007 based on the following criteria: maintaining highest quality of financial data, maintaining highest quality and compliant internal controls, managing and developing the Company’s budget and budgeting process, and increasing awareness of Tumbleweed in the investment community.

Dr. Elgamal’s individual performance was evaluated by our Chief Executive Officer. The process included Dr. Elgamal’s self-evaluation and an evaluation by our Chief Executive Officer of Dr. Elgamal’s overall performance and his contribution to the Company’s performance under our operating plan, which were achieved at 95%, excluding impact of Dr. Elgamal foregoing the portion of his bonus related to his individual performance objectives for the three months ended September 30, 2007. Our Chief Executive Officer assessed Dr. Elgamal’s achievement of his individual performance objectives for 2007 based on the following criteria: developing a solid product roadmap and delivering high quality product releases per the approved product roadmap, continuing to advance our product development methodology, continuing to upgrade the engineering organization with qualified and ambitious new hires, and managing within his expense budget.

The target bonus for Mr. Hulse, our Executive Vice President of Worldwide Field Operations, was weighted so that 80% of the target amount was based on his performance under his sales commission plan, and 20% based on the achievement of specific objectives. In connection with recruiting Mr. Hulse to the role of Executive Vice President of Worldwide Field Operations in March 2007, the Board of Directors guaranteed Mr. Hulse’s target bonus amount from his start date of March 4, 2007 through June 30, 2007. As indicated above, Mr. Hulse forewent the portion of his bonus related to his individual performance objectives for the three months ended September 30, 2007. The process for evaluating Mr. Hulse’s performance for the period October 1, 2007 through December 31, 2007 was consistent with that of other Named Executive Officers and included Mr. Hulse’s self-evaluation and an evaluation by our Chief Executive Officer of Mr. Hulse’s overall performance and his contribution to the Company’s performance under our operating plan, which were achieved at 100%. Our Chief Executive Officer assessed Mr. Hulse’s achievement of his individual performance objectives for 2007 based on the following criteria: developing and launching a new global sales partnership program, increasing international sales performance and presence, managing costs within his assigned budget, and creating a consistent set of policies, and methodologies which are clear, concise, and applied globally. In addition, in January 2008, our Board of Directors awarded Mr. Hulse a one-time discretionary bonus of $15,000 for a high level performance by our sales organization in the three months ended December 31, 2007, based on the recommendation of the Compensation Committee.

The target bonus for Mr. Cassidy, our Senior Vice President and General Counsel, was weighted so that 77% of the target amount is based on his performance under his intellectual property commission plan, and 23% based on the achievement of specific objectives. Mr. Cassidy’s individual performance was evaluated by our Chief Executive Officer. The process included Mr. Cassidy’s self-evaluation and an evaluation by our Chief Executive Officer of Mr. Cassidy’s overall performance and his contribution to the Company’s performance under our operating plan, which were achieved at 93%, excluding impact of Mr. Cassidy foregoing the portion of his bonus related to his individual performance objectives for the three months ended September 30, 2007. Our Chief Executive Officer based Mr. Cassidy’s achievement of his individual performance objectives for 2007 based on the following criteria: providing high quality legal services, executing on corporate development initiatives, and delivering enhanced employee training in key areas.

Mr. Greenberg’s individual performance was evaluated by the Chief Executive Officer. The process included Mr. Greenberg’s self-evaluation and an evaluation by our Chief Executive Officer of Mr. Greenberg’s overall performance and his contribution to the Company’s performance under our operating plan. Mr. Greenberg achieved 48% of the objectives set in his individual performance plan due to the termination of his employment as our Chief Marketing Officer effective August 8, 2007; Mr. Greenberg became ineligible for the incentive bonus in the second half of 2007. Our Chief Executive Officer based Mr. Greenberg’s achievement of his individual performance objectives for 2007 based on the following criteria: creating a dominant and differentiated brand, growing the sales opportunities pipeline through effective lead generation program, building a strong marketing team, and creating a market-driven organization.

Discretionary retention bonus

The Board of Directors also created a one-time discretionary retention bonus in connection with the appointment of James P. Scullion to the position of Chief Executive Officer in January 2006. The Board of Directors offered this retention bonus to promote the retention and stability of executive management following the transition to a new Chief Executive Officer. All executives that were employed with Tumbleweed at the time of Mr. Scullion’s appointment, including the Named Executive Officers, were offered this retention bonus in January 2006, in the amount of $50,000, provided they remained in service as Tumbleweed executives in January 2007. Messrs. Conley and Cassidy received this retention bonus during 2007.

The bonus calculations and payouts for each Named Executive Officer during the fiscal year ended December 31, 2007 are set forth in the table below.

Name	Annual base salary ($)	Annual target bonus amount as a % of salary	Target bonus amount ($)	Achievement of executive- specific objectives %		Target bonus amount adjusted by achievement of executive- specific objectives ($)	Achievement of Tumbleweed financial or specific commission objectives(2) %	Target bonus amount adjusted by achievement of Tumbleweed financial or specific commission objectives ($)	Discretionary/ one-time bonus ($)	Total bonus payout ($)
	(a)	(b)	(c)=(a)*(b)	(d)		(e)= 1/2(c)*(d)	(f)	(g)= 1/2(c)*(f)	(h)	(i)=(e)+(g)+(h)
James P. Scullion,	350,000	50	175,000	70	(1)	61,568	—	—	—	61,568
Chairman of the Board of Directors and Chief Executive Officer

Timothy G. Conley,	230,000	50	115,000	66	(1)	37,986	—	—	50,000	87,986
Senior Vice President of Finance and Chief Financial Officer

Dr. Taher A. Elgamal,	300,000	50	150,000	71	(1)	53,532	—	—	—	53,532
Director and Chief Technology Officer

Nicholas W. Hulse,	275,000	72.7	165,500	70	(1)	23,100	40	52,400	15,000	90,500
Executive Vice President of Worldwide Field Operations(3)

Bernard J. Cassidy,	230,000	76.5	176,000	70	(1)	27,950	—	—	50,000	77,950
Senior Vice President and General Counsel

Daniel G. Greenberg,	250,000	50	125,000	48		30,000	—	—	—	30,000
Former Chief Marketing Officer(4)

(1)	As described above, each executive elected to forego the portion of his bonus related to the individual performance objectives for the three months ended September 30, 2007. The percentages quoted above assume achievement of individual performance objectives for the three months ended September 30, 2007 at zero, thus making the achievement percentages computed here lower than the rate actually achieved.

(2)	As described above, Tumbleweed financial objectives were not achieved in the fiscal year ended December 31, 2007, thus no bonus adjusted by achievement of Tumbleweed financial objectives was paid out to the Named Executive Officers for the fiscal year ended December 31, 2007.

(3)	Mr. Hulse became our Executive Vice President of Worldwide Field Operations effective March 4, 2007, thus his target annual bonus of $200,000 was prorated.

(4)	Mr. Greenberg was appointed Chief Marketing Officer effective April 2, 2006 and served in this capacity until August 9, 2007.

2008 Annual Bonuses Program

The annual bonus targets for our Named Executive Officers for the fiscal year ended December 31, 2008 were recommended by our Compensation Committee and approved by our Board of Directors in February 2008. The bonus targets for 2008 for our Named Executive Officers were set at 50% of their base salaries, except for the revenue-generating Named Executive Officers, Messrs. Hulse and Cassidy, whose target bonuses for 2008 were set at 72.8% and 61.8% of their base salaries, respectively, based on the review of updated market data for our Comparison Group and taking into account the overall compensation packages for those individuals. While 2008 target bonus amounts remained relatively consistent with those for 2007, our Compensation Committee proposed, and the Board of Directors approved, a change in the bonus structure effective January 1, 2008. The target bonuses for Messrs. Scullion, Conley, and Elgamal, including both the portion associated with the achievement of executive-specific objectives and with Tumbleweed achieving financial objectives for the fiscal year ended December 31, 2008 are to be awarded in shares of restricted stock as opposed to in cash. The revenue-generating Named Executive Officers will still receive cash for their performance under their sales commission plan, but the portion of their bonus associated with the achievement of executive-specific objectives will be awarded in shares of restricted stock and not in cash.

Equity Compensation

The third component of our executive compensation package is the award of equity, in the form of either stock options or shares of restricted stock, the split between which is determined based on the information on our Comparison Group obtained primarily from Compensia Consulting Services. We believe equity awards are critical as an incentive tool designed to closely align the interests of our Named Executive Officers with the long-term interests of our stockholders. All equity grants for our Named Executive Officers are reviewed and approved by our entire Board of Directors based on the recommendations of our Compensation Committee with reference to the Comparison Group. Grants include awards for new-hire Named Executive Officers and awards based on individual performance, assumption of new responsibilities, competitive data from the Comparison Group, employee retention efforts, and our overall financial performance, with due regard to the industry experience of each executive officer, and current market conditions. Awards are made under our equity plans. Please see the discussion of our equity plans under the heading “2007 Grants of Plan-Based Awards Table” in this Proxy Statement.

In order to determine the number of stock options and/or restricted stock to be awarded, the Comparison Group data regarding the fair value of equity awards was compared to the fair value of our stock options using a Black-Scholes-Merton option-pricing model or the fair value of restricted stock. All awards of stock options are made with an exercise price at the market price at the time of the award or at the date of hire, which is equal to the closing price of our shares on the date of the grant or the date of hire.

Consistent with our goal of aligning the financial interests of our Named Executive Officers with our long-term performance, the following Named Executive Officers received stock option grants and/or grants of restricted stock during fiscal year 2007: Timothy G. Conley, Nicholas W. Hulse, Bernard J. Cassidy and Daniel G. Greenberg. In January, 2007 our Board of Directors granted each of Messrs. Conley, Cassidy, and Greenberg 75,000 shares subject to the option. This grant of options was used as a retention incentive. One forty-eighth (1/48th) of the shares subject to the option vested on the first monthly anniversary date of the vesting start date and thereafter one forty-eighth (1/48th) of the shares subject to the option vest each month, so the entire option will have vested in full after four years. The Board of Directors approved 700,000 stock options and a grant of 50,000 shares of restricted stock to Mr. Hulse on March 2, 2007, subsequent to Mr. Hulse’s acceptance of Executive Vice President of Worldwide Field Operations position, but prior to his start date of March 4, 2007. The amount of the grant was determined based on competitive data regarding the fair value of equity awards from the Comparison Group and current market conditions. With the purposes of retaining and further incentivizing Mr. Hulse, our Board of Directors granted Mr. Hulse granted additional 200,000 stock options in July 2007; the step was deemed necessary due to a drop in Tumbleweed stock price subsequent to the grant made to Mr. Hulse upon the commencement of his service with us.

On February 11, 2008, our Board of Directors granted restricted stock awards to all current Named Executive Officers: Messrs. Scullion, Conley, Elgamal, Hulse, and Cassidy under our Deferred Stock Agreement. This grant was recommended and approved by our Board of Directors to further align the financial interests of our Named Executive Officers with our long-term performance. Until the lapse of the Deferral Period (as defined therein), the Deferred Stock may not be sold or otherwise transferred and are subject to forfeiture upon termination of the executive’s employment with the Company for any reason. One half ( 1/2) of these grants will vest on February 12, 2009 and the other one half ( 1/2) will vest on February 9, 2010. These grants will accelerate upon a change of control of Tumbleweed.

Severance Benefits

The fourth component of executive compensation is severance benefits. We provide certain severance payments and the acceleration of vesting of certain equity awards upon separation, subject to customary conditions, in order to be competitive in the market for executive talent and promote the stability and continuity of senior management. We provide severance to our Named Executive Officers based on the information we obtain on our Comparison Group and on our historical practices. Our severance benefits for our Named Executive Officers are described more fully in the “Summaries of Employment Agreements” section of this Proxy Statement.

Other Compensation

Other than as described above, we do not provide benefits to our key Named Executive Officers that are different than or in addition to those provided to our general employees.

Retirement Our Named Executive Officers are allowed to participate in our company-sponsored 401(k) retirement plan on the same terms and conditions as our other employees. For the fiscal year ended December 31, 2007, we did not provide any matching funds to either our executive officers or our general employees.

Health and Welfare We provide our Named Executive Officers with health and welfare benefits that are available to all our employees, including medical, dental and vision benefits, disability insurance and life insurance. These benefits are offered to attract and retain employees while providing our employees with protection from hardships that might otherwise arise from their illness, disability or death.

Indemnification Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide for indemnification of our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed under Delaware law. We also have a director and officer indemnification policy. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act, and may therefore be unenforceable.

Section 162 Policy Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top Named Executive Officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to “performance-based compensation.” Awards granted under our 1999 Omnibus Stock Incentive Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our Named Executive Officers will fail to be deductible as a result of Section 162(m). Our Compensation Committee has not adopted a policy that all compensation must be deductible under 162(m), to maintain flexibility with respect to its ability to promote varying corporate goals in our executive compensation program.

Chief Executive Officer’s Compensation

Our Compensation Committee is responsible for reviewing and approving all aspects of compensation for our Chief Executive Officer, subject to the final approval by the Board of Directors. Mr. Scullion’s performance against his individual performance goals was evaluated by the Compensation Committee in accordance with its quarterly Chief Executive Officer evaluation procedure, which includes a self-evaluation by the Chief Executive Officer and an evaluation by each Compensation Committee member of Mr. Scullion’s overall performance and his contribution to the Company’s performance under our operating plan. Due to the fact that Tumbleweed did not meet its financial guidance for both the three months ended June 30, 2007 and September 30, 2007, Mr. Scullion volunteered to forego the portion of his bonus related to the individual performance objectives for the three months ended September 30, 2007. During the fiscal year ended 2007, the Compensation Committee determined that Mr. Scullion’s performance was achieved at 94% of his personal objectives, excluding impact of Mr. Scullion foregoing the portion of his bonus related to his individual performance objectives for the three months ended September 30, 2007. The Compensation Committee assessed Mr. Scullion’s achievement of his individual performance objectives for 2007 based on the following criteria: driving the company vision and strategy including expanding our customer footprint, increasing our brand awareness, expanding our reseller sales channel, expanding internationally, and enhancing investor relations.

In connection with Mr. Scullion’s employment offer in January of 2006, our Board of Directors reviewed the compensation package offered to Mr. Scullion in accordance with the executive compensation objectives described above. Our Board of Directors considered competitive compensation data obtained from Radford Aon Consulting Inc. as well as Mr. Scullion’s education and executive experience with other technology companies, including his service as Chief Executive Officer of ComnetiX, Inc., and his services as President and Chief Operating Officer at Identix, Inc., and his prior services with Tumbleweed as a director. Based on this review, our Board of Directors determined that the total compensation package offered to Mr. Scullion was appropriate under prevailing market conditions, and necessary to secure Mr. Scullion’s services. Mr. Scullion’s compensation package did not change during the fiscal year ended December 31, 2007.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(*)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Christopher H. Greendale (Chairman) James A. Heisch Dr. Deborah D. Rieman

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

SUMMARY COMPENSATION TABLE

The following table provides information on the compensation earned during the fiscal years ended December 31, 2007 and December 31, 2006, other than for Bernard J. Cassidy and Nicholas W. Hulse, who became Named Executive Officers during 2007, for (i) all individuals that served as Chief Executive Officer and Chief Financial Officer at any time during the fiscal year ended December 31, 2007; (ii) the three most highly compensated executive officers (other than Chief Executive Officer and Chief Financial Officer) whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2007 and who were serving as executive officers during the fiscal year ended December 31, 2007; and (iii) up to two additional former executive officers who no longer serve as executive officers but whose total compensation over the fiscal year would put them in the three most highly compensated executive officers whose salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2007. These six individuals are referred to in this Proxy Statement as the “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Discretionary/ One-time Bonus ($)	Restricted Stock Awards(7) ($)	Option Awards(7) ($)		Non-Equity Incentive Plan Compensation(8) ($)	All Other Compensation ($)		Total ($)
James P. Scullion, Chairman of the Board of Directors and Chief Executive Officer(1)	2007 2006	350,000 335,417	— 21,875	— —	1,310,680 1,304,735	(10) (11)	61,568 175,000	— —		1,707,665 1,837,027

Timothy G. Conley, Senior Vice President of Finance and Chief Financial Officer(2)	2007 2006	230,000 220,000	50,000 —	— —	92,860 245,602		37,986 102,300	— —		401,263 567,902

Dr. Taher A. Elgamal, Director and Chief Technology Officer(3)	2007 2006	300,000 112,010	— —	— —	507,010 289,505	(12) (13)	53,532 37,500	— —		848,042 439,015

Nicholas W. Hulse, Executive Vice President of Worldwide Field Operations(4)	2007	215,769	15,000	45,135	438,394		75,500	—		789,798

Bernard J. Cassidy, Senior Vice President and General Counsel(5)	2007	230,000	50,000	—	68,376		27,950	—		366,743

Daniel G. Greenberg, Former Chief Marketing Officer(6)	2007 2006	153,646 210,000	— —	— —	172,180 187,643	(14)	30,000 91,287	421,665 —	(9)	777,491 488,930

(1)	Mr. Scullion was appointed Chief Executive Officer effective January 17, 2006.

(2)	Mr. Conley was Chief Financial Officer of Valicert, Inc. prior to its acquisition by us, and became our Chief Financial Officer effective July 7, 2003.

(3)	Dr. Elgamal was appointed Chief Technology Officer effective October 1, 2006.

(4)	Mr. Hulse was appointed Executive Vice President of Worldwide Field Operations effective March 4, 2007.

(5)	Mr. Cassidy joined Tumbleweed in May 1999 in the capacity of General Counsel and became a Named Executive Officer in May 2007.

(6)	Mr. Greenberg was appointed Chief Marketing Officer effective April 2, 2006 and served in this capacity until he left his position on August 9, 2007.

(7)	The amounts reported represent the dollar amount of stock option and restricted stock awards recognized as compensation costs for financial statement reporting purposes (excluding any reduction for estimated forfeitures) in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”) for grants made during and, when applicable, before the fiscal year ended December 31, 2007. See Note [2] of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions used to calculate the grant-date fair value of stock option awards and restricted stock awards and the related stock-based compensation expense in accordance with SFAS 123R. Please see the discussion of the material terms of stock and option awards under the heading “2007 Grants of Plan-Based Awards Table”.

(8)	The amounts reported represent the cash awards earned for performance under the executive officers’ non-equity incentive plans during the fiscal year ended December 31, 2007. For more information, refer to the Compensation Discussion and Analysis section of this Proxy Statement under the heading Cash Bonuses.

(9)	The amount reported represents severance benefits paid or accrued and consists of $187,500 severance, $218,215 value of stock options awards that continue vesting for 9 months subsequent to Mr. Greenberg’s termination, and $15,950 in continuation of medical benefits for 9 months subsequent to Mr. Greenberg’s termination.

(10)	Mr. Scullion’s option awards expense includes $37,422 expense associated with vesting of the stock options awarded for his services as Tumbleweed Director prior to his appointment as our Chief Executive Officer on January 17, 2006.

(11)	Mr. Scullion’s option awards expense includes $80,315 expense associated with vesting of the stock options awarded for his services as Tumbleweed Director prior to his appointment as our Chief Executive Officer on January 17, 2006.

(12)	Dr. Elgamal’s option awards expense includes $133,065 expense associated with vesting of the stock options awarded for his services as Tumbleweed Director prior to his appointment as our Chief Executive Officer on January 17, 2006.

(13)	Dr. Elgamal’s option awards expense includes $204,218 expense associated with vesting of the stock options awarded for his services as Tumbleweed Director prior to his appointment as our Chief Executive Officer on January 17, 2006.

(14)	Dr. Elgamal’s option awards 2007 expense includes expense associated with vesting of his stock options prior to his departure on August 8, 2007. The expense associated with vesting of his stock options subsequent to his departure is recognized in All Other Compensation column.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

James P. Scullion

On January 23, 2006, we executed an employment agreement (the “Employment Agreement”) with Mr. Scullion in connection with Mr. Scullion’s appointment as our Chief Executive Officer. According to the terms of the Employment Agreement, Mr. Scullion is entitled to a base salary of $350,000 on an annualized basis, and is eligible for a quarterly performance bonus with an annual target amount equivalent to 50% of Mr. Scullion’s base salary. The actual bonus payout is based upon achievement of mutually agreed upon performance objectives and generally is weighted so that 50% of the target amount is based on our overall financial performance and 50% based on the achievement of specific operational objectives. Additionally, pursuant to the terms of the Employment Agreement, Mr. Scullion received an option to purchase 2,250,000 shares of our common stock, with 20% of the options vesting immediately on the date of grant, and the remainder vesting in equal installments during the 38 months thereafter and contingent upon Mr. Scullion’s continued employment with us on the applicable vesting dates. The Employment Agreement also provides that if Mr. Scullion is terminated from his position as Chief Executive Officer for any reason other than “cause” (as defined therein), death or disability, or Mr. Scullion terminates his employment as Chief Executive Officer following a “constructive termination” (as defined therein), he will be entitled to: (i) continuation of his then-current base salary for one year; (ii) continued vesting of his then-outstanding stock options for one year; and (iii) continuation of his health benefits for one year. Further, if a “change of ownership control” (as defined therein) occurs during Mr. Scullion’s tenure as Chief Executive Officer, and within twelve months either Mr. Scullion’s employment is terminated or a “constructive termination” occurs, he will be entitled to: (i) continuation of his then-current base salary for one year; (ii) acceleration and immediate vesting of 100% of his then-outstanding stock options; and (iii) continuation of his health benefits for one year. If a “change of ownership control” occurs during the first two years of Mr. Scullion’s employment, he will also be eligible for certain reimbursement of personal income taxes, called a “tax gross-up payment.” If Mr. Scullion’s employment is terminated due to Mr. Scullion’s death or “disability” (as defined therein), then, subject to a release of claims by Mr. Scullion or his estate in a form reasonably satisfactory to us, he or his estate will be entitled, at our option to be exercised within 30 days after such termination, to either: (i) continuation for a period of one year of the vesting of Mr. Scullion’s then-outstanding stock options; or (ii) one year’s acceleration of the vesting of Mr. Scullion’s then-outstanding stock options.

Timothy G. Conley

On April 28, 2006, we executed an amendment (the “Amendment”) with Mr. Conley to Mr. Conley’s original employment agreement with us dated July 7, 2003. According to the terms of the Amendment,

Mr. Conley is entitled to a base salary of $220,000 on an annualized basis and is eligible for a quarterly performance bonus with an annual target amount equivalent to 50% of Mr. Conley’s base salary. The actual bonus payout is based upon achievement of mutually agreed upon performance objectives and generally is weighted so that 50% of the target amount is based on our overall financial performance and 50% based on the achievement of specific departmental objectives in Mr. Conley’s areas of responsibilities. The Amendment also provides that if Mr. Conley is terminated from his position as Chief Financial Officer for any reason other than “cause” (as defined therein), death or disability, or Mr. Conley terminates his employment as Chief Financial Officer following a “constructive termination” (as defined therein), then, subject to a release of claims by Mr. Conley in a form reasonably satisfactory to us, he will be entitled to: (i) continuation of his then-current base salary for nine months; (ii) continued vesting of his then-outstanding stock options for nine months; and (iii) continuation of his health benefits for nine months. Further, if a “change of ownership control” (as defined therein) occurs during Mr. Conley’s tenure as Chief Financial Officer, and within six months thereafter either Mr. Conley’s employment is terminated other than for “cause” (as defined therein) or Mr. Conley terminates his employment as Chief Financial Officer following a “constructive termination” (as defined therein), then, subject to a release of claims by Mr. Conley in a form reasonably satisfactory to us, (i) 100% of Mr. Conley’s then-outstanding stock options will accelerate and vest immediately; (ii) payment of Mr. Conley’s base salary will continue for twelve months; and (iii) Mr. Conley will be entitled to reimbursement of the costs of COBRA coverage for twelve months. If Mr. Conley’s employment is terminated due to Mr. Conley’s death or “disability” (as defined therein), then, subject to a release of claims by Mr. Conley or his estate in a form reasonably satisfactory to us, he or his estate will be entitled to: (i) continuation of his then-current base salary for six months; and (ii) as determined by us, either (a) continued vesting of his then-outstanding stock options for six months or (b) six month’s acceleration of the vesting his then-outstanding stock options. On January 31, 2007, the Board of Directors of Tumbleweed approved an increase to Mr. Conley’s salary to $230,000 on an annualized basis.

Dr. Taher A. Elgamal

We executed an offer letter with Dr. Elgamal dated October 1, 2006 in connection with his appointment as our Chief Technology Officer. According to the terms of the offer letter, Dr. Elgamal is entitled to a base salary of $300,000 per year on an annualized basis and a quarterly performance bonus with an annual target amount of $150,000. The actual bonus payout is based upon achievement of mutually agreed upon performance objectives and generally is weighted so that 50% of the target amount is based on our overall financial performance and 50% based on the achievement of specific departmental objectives in Dr. Elgamal’s areas of responsibilities. Additionally, Dr. Elgamal was granted stock options to purchase 750,000 shares of our common stock subject to monthly vesting over a four-year period at a rate equal to one forty-eighth (1/48th) per month. The offer letter provides that if Dr. Elgamal is terminated for any reason other than “cause” (as defined therein), death or “disability” (as defined therein), or if Dr. Elgamal terminates his employment following a “constructive termination” (as defined therein), then, subject to a release of claims by Dr. Elgamal in a form reasonably satisfactory to us, he will be entitled to: (i) continuation of his then-current base salary for nine months; (ii) continued vesting of his then-outstanding stock options for nine months; and (iii) continuation of his health benefits for a period of nine months, or, at our option, reimbursement of his COBRA premiums for a period of nine months (together, the “Severance Benefits”). Further, if a “change of ownership control” (as defined therein) occurs during Dr. Elgamal’s tenure as Chief Technology Officer, and within six months thereafter either Dr. Elgamal’s employment is terminated other than for “cause” or he is subject to a “constructive termination” (as defined therein), then, in addition to the Severance Benefits and subject to a release of claims by Dr. Elgamal in a form reasonably satisfactory to us, 100% of Dr. Elgamal’s then-outstanding stock options will accelerate and vest immediately. Dr. Elgamal is also eligible to participate in our standard benefits program including medical, dental and vision insurance, life and disability insurance, and participation in our 401(k) plan.

Nicholas W. Hulse

We executed an offer letter with Mr. Hulse dated February 22, 2007 in connection with his appointment as our Executive Vice President of Worldwide Field Operations. According to the terms of the offer letter,

Mr. Hulse is entitled to a base salary of $275,000 per year on an annualized basis and a quarterly performance bonus with an annual target amount of $200,000. The actual bonus payout if based upon achievement of mutually agreed upon performance objectives and generally is weighted so that 80% of the target amount is based on Mr. Hulse’s performance under his Sales Commission Plan and 20% is based on the achievement of specific objectives in Mr. Hulse’s areas of responsibilities. Additionally, Mr. Hulse was granted stock options to purchase 700,000 shares of our common stock subject to vesting, whereby one-third of the options vested upon completion of one year of employment at Tumbleweed, and the remaining options vesting monthly thereafter over a two-year period. Additionally, Mr. Hulse is entitled to 50,000 shares of our common stock at par value (the “Restricted Stock”), which shall be subject to repurchase by us, such that one-third of Mr. Hulse’s interest in the Restricted Stock vested upon the completion of one year of employment at Tumbleweed and the remaining Restricted Stock vesting annually thereafter over a two-year period. The offer letter confirms his “at-will” employment and provides that if Mr. Hulse is terminated from his position as Executive Vice President of Worldwide Field Operations for any reason other than “cause” (as defined therein), death or “disability” (as defined therein), or if Mr. Hulse terminates his employment as Executive Vice President of Worldwide Field Operations following a “constructive termination” (as defined therein), then, subject to a release of claims by Mr. Hulse in a form reasonably satisfactory to us, he will be entitled to: (i) continuation of his then-current base salary for six months; (ii) continued vesting of his then-outstanding stock options for six months; and (iii) continuation of his health benefits for a period of six months. Further, if a “change of ownership control” (as defined therein) occurs during Mr. Hulse’s tenure as Executive Vice President of Worldwide Field Operations, and within six months thereafter either Mr. Hulse’s employment is terminated other than for “cause” (as defined therein) or he is subject to a “constructive termination”, then, subject to a release of claims by Mr. Hulse in a form reasonably satisfactory to us, 100% of Mr. Hulse’s then-outstanding stock options will accelerate and vest immediately. Mr. Hulse is also eligible to participate in our standard benefits program including medical, dental and vision insurance, life and disability insurance, and participation in a 401(k) plan. On February 11, 2008, the Board of Directors of Tumbleweed approved an amendment to Mr. Hulse’s offer letter, dated February 22, 2007 to provide that if Mr. Hulse is terminated from his position as Executive Vice President of Worldwide Field Operations for any reason other than “cause” (as defined therein), death or disability, or if Mr. Hulse terminates his employment as Executive Vice President of Worldwide Field Operations following a “constructive termination” (as defined therein), then, subject to a release of claims by Mr. Hulse, he will be entitled to continuation of (i) his then-current base salary, (ii) the vesting of his stock options, and (iii) his health benefits, each for a period of nine months.

Bernard J. Cassidy

On June 15, 2007, we executed an amendment (the “Amendment”) with Bernard J. Cassidy that superseded Mr. Cassidy’s employment agreements dated May 19, 1999, July 20, 2001, and June 29, 2006. According to the terms of the Amendment, Mr. Cassidy is entitled to a base salary of $230,000 on an annualized basis and is eligible for an annual incentive bonus with an annual target amount equivalent to 76.5% of Mr. Cassidy’s base salary. The actual bonus payout will be based upon achievement of mutually agreed upon performance objectives. The Amendment also provides that if Mr. Cassidy is terminated from his position as Senior Vice President and General Counsel for any reason other than “cause” (as defined therein), death or “disability” (as defined therein), or Mr. Cassidy terminates his employment as Senior Vice President and General Counsel following a “constructive termination” (as defined therein), then, subject to a release of claims by Mr. Cassidy in a form reasonably satisfactory to us, he will be entitled to: (i) continuation of his then-current base salary for nine months; (ii) continued vesting of his then-outstanding stock options for nine months; and (iii) continuation of his health benefits for nine months. Further, if a “change of ownership control” (as defined therein) occurs during Mr. Cassidy’s tenure as Senior Vice President and General Counsel, and within six months thereafter either Mr. Cassidy’s employment is terminated other than for “cause” (as defined therein) or Mr. Cassidy terminates his employment as Senior Vice President and General Counsel following a “constructive termination” (as defined therein), then, subject to a release of claims by Mr. Cassidy in a form reasonably satisfactory to us, (i) 100% of Mr. Cassidy’s then-outstanding stock options will accelerate and vest immediately, (ii) payment of Mr. Cassidy’s base salary will continue for nine months and (iii) Mr. Cassidy will be entitled to reimbursement of the costs of COBRA coverage for him and his covered dependants for nine months. If Mr. Cassidy’s employment is terminated due to Mr. Cassidy’s death or “disability” (as defined therein), then, subject to a release of claims by Mr. Cassidy or his estate in a form reasonably satisfactory to us, he or his estate will be entitled to: (i) continuation of his then-current base salary for nine months; (ii) continued vesting of his then-outstanding stock options for nine month; and (iii) continued health benefits for nine months.

Daniel G. Greenberg

Effective August 9, 2007, Mr. Greenberg left his position as our Chief Marketing Officer. Pursuant to the terms of his employment agreement, upon Mr. Greenberg’s termination of employment with us, he was to continue to be paid his annual base salary of $250,000 for a period of nine months and 399,740 unvested options held by Mr. Greenberg were to continue vesting for nine months as a result of which additional 107,813 options will be vested. In addition, Mr. Greenberg’s health benefits will continue for nine months from the date of termination.

Limitation of Liability and Indemnification

Our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware law; or

•	for any transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation and Bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions, or otherwise. We have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have entered into agreements to indemnify our directors and Named Executive Officers in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, provide for indemnification of our directors and Named Executive Officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a director or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and Named Executive Officers.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning grants of options to purchase our common stock and of restricted stock awards made during the fiscal year ended December 31, 2007 to the Named Executive Officers.

In the fiscal year ended December 31, 2007, we granted awards of 83,000 shares of restricted stock and options to purchase up to an aggregate of 4,455,450 shares to employees and directors pursuant to the following plans: Tumbleweed Communications Corp. 1999 Omnibus Stock Incentive Plan, as amended; 2000 NSO Incentive Stock Plan; and Valicert, Inc. 1998 Stock Plan. All of these options were granted at exercise prices equal to the fair market value of our common stock on the date of grant and have a term of ten years. Our stock options generally either vest over four years, with 25% of the option shares vesting one year after the option grant date, or vest ratably each month over four years beginning on the option grant date. Our restricted shares generally vest over three years, with one third of the restricted shares vesting on each one year anniversary of the shares grant date with the entire grant fully vesting within three years.

Name	Grant Date	Date of Board of Directors Meeting(1)	All Option Awards: Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(2) ($)	All Stock Awards: Number of Shares of Stock (#)
James P. Scullion,	—	—	—		—	—	—
Chairman of the Board of Directors and Chief Executive Officer

Timothy G. Conley,	01/30/07	—	75,000	(3)	3.21	151,995	—
Senior Vice President of Finance and Chief Financial Officer

Dr. Taher A. Elgamal,	—	—	—		—	—	—
Director and Chief Technology Officer

Nicholas W. Hulse,	03/04/07	03/02/07	700,000	(4)	3.28	1,449,560	50,000	(4)
Executive Vice President of Worldwide Field Operations	07/31/07	—	200,000	(5)	2.28	271,700	—

Bernard J. Cassidy,	01/30/07	—	75,000	(3)	3.21	151,995	—
Senior Vice President and General Counsel

Daniel G. Greenberg,	01/30/07	—	75,000	(3)(6)	3.21	151,995	—
Former Chief Marketing Officer

(1)	The Board of Directors approved stock options and restricted stock grant to Mr. Hulse on March 2, 2007, subsequent to Mr. Hulse’s acceptance of Executive Vice President of Worldwide Field Operations position, but prior to his start date of March 4, 2007.

(2)	The amounts reported represent the grant date fair value of option awards as of the date of the grant. The grant date fair value is calculated in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”) for grants made during the fiscal year ended December 31, 2007. See Note [2] of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions used to calculate the grant-date fair value of stock option awards in accordance with SFAS 123R.

(3)	Option awards were granted to Mr. Conley, Mr. Cassidy, and Mr. Greenberg as a retention tool to incentives these Named Executive Officers to remain employed with us. One forty-eighth (1/48th) of the shares subject to the option shall vest on the first monthly anniversary date of the vesting start date and thereafter one forty-eighth (1/48th) of the shares subject to the option shall vest each month, so the entire option will have vested in full after four years.

(4)

Option and stock awards were granted to Mr. Hulse upon his appointment as our Executive Vice President of Worldwide Field Operations in accordance with Mr. Hulse’s Employment Contract. One third (1/3rd) of the shares subject to the option shall vest on the first annual anniversary date of the vesting start date and thereafter one thirty-sixth (1/36th) of the shares subject to the option each month, so the entire option will have vested in full after three years. One third (1/3rd) of the restricted shares vested on the first annual anniversary date of the vesting start date and thereafter one third (1/3rd) of the shares subject are vesting each year, so the entire grant will have vested in full after three years.

(5)	Option award was granted to Mr. Hulse with the purposes of retaining and further incentivizing him; the step was deemed necessary due to a drop in Tumbleweed stock price subsequent to the grant made to Mr. Hulse upon the commencement of his service with us. One thirty-sixth (1/36th) of the shares subject to the option shall vest on the first monthly anniversary date of the vesting start date and thereafter one thirty-sixth (1/36th) of the shares subject to the option each month, so the entire option will have vested in full after three years.

(6)	Mr. Greenberg’s stock options are continuing to vest for 9 months subsequent to his departure on August 9, 2007,

Material Terms and Conditions of Plans Governing Plan-Based Awards

1999 Employee Stock Purchase Plan

The 1999 Employee Stock Purchase Plan (“the Purchase Plan”) was approved by Tumbleweed’s stockholders on August 3, 1999, which allows eligible employees to purchase common stock at a discount from fair market value. A total of 500,000 shares of common stock has been reserved for issuance under the Purchase Plan for each fiscal year occurring during the term of the Purchase Plan, which will terminate in 2009. Tumbleweed suspended the Purchase Plan in 2002.

1993 Stock Option Plan

On September 30, 1993, Tumbleweed adopted the 1993 Stock Option Plan (“the Plan”). In 1999, Tumbleweed’s Board of Directors approved an amendment to the plan to increase the number of shares authorized for issuance by 650,000 shares to a total of 3,768,500 authorized shares. In August 1999, Tumbleweed ceased granting further options under the Plan. Under the Plan, the exercise price for incentive options is at least 100% of the fair market value on the date of grant. The exercise price for nonqualified stock options is at least 85% of the fair market value on the date of grant. Options generally expire in ten years. Vesting periods are determined by Tumbleweed’s Board of Directors and generally provide for 25% of the options to vest on the first anniversary date of the grant with the remaining options vesting monthly over the following 36 months.

1999 Omnibus Stock Incentive Plan

The 1999 Omnibus Stock Incentive Plan (“the Incentive Plan”) was approved by Tumbleweed’s stockholders on August 3, 1999, for the benefit of Tumbleweed’s officers, directors, key employees, advisors and consultants. An aggregate of 16,882,858 shares of common stock is reserved for issuance under the Incentive Plan, which provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights, limited stock appreciation rights, restricted stock, deferred stock, and performance shares. Options generally expire in ten years. The Incentive Plan provides for an automatic annual increase in the number of stock options available for grant of the lesser of 2,000,000 shares or 5% of the number of Tumbleweed’s outstanding shares on the last day of the immediately preceding fiscal year.

2000 NSO Incentive Stock Plan

The 2000 NSO Incentive Stock Plan (“the NSO Incentive Plan”) was adopted by Tumbleweed’s Board of Directors on July 10, 2000. The NSO Incentive Plan qualifies as a “broadly based” plan and is for the benefit of Tumbleweed’s officers, directors, employees, advisors, and consultants. It provides for the issuance of stock-based incentive awards, including stock options, stock appreciation rights, restricted stock, deferred stock, and performance shares or any combination of such. The options granted under the NSO Incentive Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986. An aggregate of 4,181,500 shares of common stock are reserved for issuance under the NSO Incentive Plan, which will terminate on July 10, 2010.

Under the terms of the NSO Incentive Plan, the exercise price for stock options is determined by the Board of Directors, Compensation Committee, or Administrators, generally 100% of the fair market value on the date of grant. The option term is determined by the Board of Directors, Compensation Committee, or Administrators, generally no longer than ten years. Vesting periods are determined by the Board of Directors, Compensation Committee, or Administrators and generally provide for 25% of the options to vest on the first anniversary date of the grant with the remaining options vesting monthly over the following 36 months.

Interface Stock Option Plans

On September 1, 2000, Tumbleweed assumed the Interface 1992 Stock Option Plan (“the 1992 Plan”) in connection with the Interface, Inc. (“Interface”) acquisition. The 1992 Plan provided for the grant of both incentive stock options and non-qualified options to officers and key employees at not less than market price on the date of grant as determined by the Board of Directors. Under the 1992 Plan, options generally vest at the rate of 33% per year after one year from the date of grant and have a term of ten years.

Valicert Stock Option Plans

On June 23, 2003, Tumbleweed assumed the Valicert 1998 Stock Option Plan, the 2001 Non-Statutory Stock Plan, the 1996 Equity Incentive Plan, and the Receipt.com Plan in connection with the acquisition of Valicert. These stock plans provide for the grant of options and restricted stock to employees, consultants and directors. Incentive stock options are granted at fair market value on the date of grant. Non-statutory options may be offered at not less than 85% of the fair market value on the date of the grant. Options generally vest over four years, and have a maximum term of ten years. The number of stock options available for grant automatically increases on the first day of each fiscal year by the lesser of 1,413,912 shares or 5% of the number of Tumbleweed’s outstanding shares on the last day of the preceding year. An aggregate of 8,959,813 shares of common stock is reserved for issuance under the Valicert stock option plans.

Valicert stock option plans assumed by Tumbleweed were amended to conform with Tumbleweed stock option plans. This provides Tumbleweed with the flexibility to issue additional options as needed and promotes uniformity in new options issued to ex-Valicert and Tumbleweed employees. Specifically, the 2001 Non-Statutory Stock Plan, the 1998 Stock Option Plan and the 1996 Equity Incentive Plan, were amended, including the forms of option agreements under each such plan, to conform the terms and conditions applicable to options granted under such plans to the terms and conditions applicable to options granted under Tumbleweed’s 1999 Omnibus Incentive Plan, including the form of option agreement under such plan.

In addition to conforming the terms of the Valicert stock option plans assumed by Tumbleweed to Tumbleweed’s stock option plan, the 1998 Stock Option Plan was further amended prior to the closing of the merger to provide the following:

•

the number of shares of Valicert common stock available for grant under the 1998 Stock Option Plan immediately following the close of the merger was no less than 1.5 million shares of Valicert common stock; and

•

the provision of the 1998 Stock Option Plan that provides for a 5% annual increase in the number of stock options available for grant under such plan shall be calculated as a percentage of the number of Tumbleweed shares issued and outstanding rather than the number of Valicert shares issued and outstanding.

Corvigo Stock Option Plan

On March 18, 2004, Tumbleweed assumed the Corvigo 2002 Stock Option Plan in connection with the acquisition of Corvigo. This plan provides for the grant of options to employees, consultants and directors. Incentive stock options are granted at fair market value on the date of grant. Non-statutory options may be offered at not less than 85% of the fair market value on the date of the grant. Generally, 25% of the options vest on the first anniversary date of the grant with the remaining options vesting monthly over the following 36 months. Options have a maximum term of ten years. An aggregate of 884,678 shares of common stock is reserved for issuance under the Corvigo 2002 Stock Option Plan, which will not grant new options after November 15, 2012.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

The following table provides information regarding unexercised options and unvested stock awards for each Names Executive officer.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Vesting Schedule	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
Name	Exercisable	Unexercisable
James P. Scullion,	53,125	—	1.24	A	04/10/13	—	—
Chairman of the Board of Directors and Chief Executive Officer	34,167	5,833	2.93	B	07/20/14	—	—
	11,250	3,750	3.36	B	12/16/14	—	—
	21,875	15,000	2.38	B	06/10/15	—	—
	1,539,474	710,526	2.61	C	01/14/16	—	—

	1,659,891	735,109				—	—

Timothy G. Conley,	64,166	—	12.86	H	02/03/10	—	—
Senior Vice President of Finance and Chief Financial Officer	9,625	—	8.28	G	02/28/11	—	—
	7,700	—	5.97	G	04/27/11	—	—
	15,400	—	6.88	D	07/17/11	—	—
	23,100	—	2.99	G	03/04/12	—	—
	21,135	—	0.73	D	12/12/12	—	—
	261,500	—	2.70	B	07/07/13	—	—
	38,500	—	2.53	B	06/23/13	—	—
	100,000	—	4.80	B	06/02/14	—	—
	10,000	—	2.96	E	10/21/14	—	—
	100,000	—	2.51	F	01/18/16	—	—
	17,188	57,812	3.21	B	01/30/17	—	—

	668,314	57,812				—	—

Dr. Taher A. Elgamal,	7,700	—	25.32	I	07/24/10	—	—
Director and Chief Technology Officer	3,850	—	6.88	E	07/17/11	—	—
	3,850	—	1.79	G	05/29/12	—	—
	4,235	—	0.73	D	12/12/12
	135,000	—	2.70	A	07/07/13	—	—
	25,625	4,375	2.93	B	07/20/14	—	—
	18,750	11,250	2.38	B	06/10/15	—	—
	11,250	18,750	2.86	B	06/09/16	—	—
	125,000	—	2.85	E	06/30/16	—	—
	218,749	531,251	2.82	B	10/01/16	—	—

	554,009	565,626				—	—

Nicholas W. Hulse,	—	700,000	3.28	J	03/04/17	50,000	164,000
Executive Vice President of Worldwide Field Operations	27,778	172,222	2.28	I	07/31/17	—	—

	27,778	872,222				—	—

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Vesting Schedule	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
Name	Exercisable	Unexercisable
Bernard J. Cassidy,	10,000	—	12.00	A	08/02/09	—	—
Senior Vice President and General Counsel	20,000	—	22.00	A	10/19/09	—	—
	30,000	—	31.75	A	04/30/10	—	—
	752	—	42.63	K	07/27/10	—	—
	35,000	—	20.94	A	11/20/10	—	—
	40,000	—	3.25	B	01/10/11	—	—
	38,167	—	1.39	B	04/10/11	—	—
	50,000	—	3.61	A	06/04/11	—	—
	19,996	—	3.15	A	08/13/11	—	—
	150,000	—	3.32	A	04/16/12	—	—
	50,000	—	0.98	B	09/19/12	—	—
	40,000	—	1.35	B	12/17/12	—	—
	80,000	—	4.80	B	06/02/14	—	—
	10,000	—	2.87	E	01/14/15	—	—
	100,000	—	2.51	F	01/18/16	—	—
	17,188	57,812	3.21	B	01/30/17	—	—

	691,103	57,812				—	—

Daniel G. Greenberg,	208,333	291,667	2.99	B	04/02/16	—	—
former Chief Marketing Officer	17,188	57,812	3.21	B	01/30/17	—	—

	225,521	349,479				—	—

A	—one fourth (1/4th) of the shares subject to the option shall vest on the first annual anniversary date of the vesting start date and thereafter one forty-eighth (1/48th) of the shares subject to the option each month, so the entire option will have vested in full after four years.

B	—one forty-eighth (1/48th) of the shares subject to the option shall vest on the first monthly anniversary date of the vesting start date and thereafter one forty-eighth (1/48th) of the shares subject to the option shall vest each month, so the entire option will have vested in full after four years.

C	—20% of the shares subject to the option shall vest on the grant date and the remaining shares shall vest ratably on a monthly basis over 38 months.

D	—one thirty-sixth (1/36th) of the shares subject to the option shall vest on the day of the grant and thereafter one thirty-sixth (1/36th) of the shares subject to the option shall vest each month, so that the entire option shall vest in 35 months. Pursuant to the acquisition of Valicert Inc. by us, the remaining unvested options as of June 23, 2003 vested immediately on that date.

E	—one twelfth (1/12th) of the shares subject to the option shall vest on the first monthly anniversary date of the vesting start date and thereafter one twelfth (1/12th) of the shares subject to the option each month, so the entire option will have vested in full after one year.

F	—100% of the shares subject to the option shall vest on the first annual anniversary date of the vesting start date.

G	—one forty-eighth (1/48th) of the shares subject to the option shall vest on the day of the grant and thereafter one forty-eighth (1/48th) of the shares subject to the option shall vest each month, so the entire option will have vested in full after 47 months.

H	—3.33% of the shares subject to the option shall vest after six months from the vesting start date and the remaining shares subject to the option shall vest ratably each month, so the entire option will have vested in full after 47 months.

I	—one thirty-sixth (1/36th) of the shares subject to the option shall vest on the first monthly anniversary date of the vesting start date and thereafter one thirty-sixth (1/36th) of the shares subject to the option each month, so the entire option will have vested in full after three years.

J	—one third (1/3rd) of the shares subject to the option shall vest on the first annual anniversary date of the vesting start date and thereafter one thirty-sixth (1/36th) of the shares subject to the option each month, so the entire option will have vested in full after three years.

K	—100% of the shares subject to the option shall vest on the date of the grant.

2007 OPTION EXERCISES AND STOCK VESTED

None of the Named Executive Officers exercised stock options and no shares of restricted stock granted to any Named Executive Officers vested during the fiscal year ended December 31, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

How many shares of common stock do our directors, Named Executive Officers, and largest stockholders own?

The following table sets forth certain information regarding the ownership of our common stock as of April 11, 2008 by: (a) each current director and nominee for director; (b) each of the Named Executive Officers and individuals named in the section entitled “Summary Compensation Table” of this Proxy Statement; (c) all of our Named Executive Officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of our common stock. Unless otherwise indicated, the address of each of the individuals named in this table is: c/o Tumbleweed Communications Corp., 700 Saginaw Dr., Redwood City, CA 94063.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares(2)	Percent of Total(3)
Empire Capital Partners, L.P.(4) 1 Gorham Island, Westport, CT 06880	6,613,894	12.94%
Diker GP, LLC(5) 745 Fifth Avenue, Suite 1409, New York, NY 10151	5,083,389	9.94%
S Squared Technology, LLC(6) 515 Madison Avenue, New York, NY 10022	5,002,300	9.8%
UBS AG(7) Bahnhofstrasse 45, PO Box CH-8021, Zurich, Switzerland	3,352,962	6.6%

Named Executive Officers and Directors:
James P. Scullion	2,296,462	4.5%
Timothy G. Conley	903,282	1.8%
Dr. Taher A. Elgamal	868,350	1.7%
Nicholas W. Hulse	651,004	1.3%
Bernard J. Cassidy	846,916	1.7%
Jeffrey C. Smith	1,638,221	3.2%
Dr. Deborah D. Rieman	320,521	*
Christopher H. Greendale	339,896	*
James A. Heisch	108,646	*
Standish H. O’Grady	262,084	*
Kenneth R. Klein	279,167	*
Daniel G. Greenberg	301,834	*

Total Named Executive Officers and Directors	8,816,383	17.2%
Total	28,868,928	56.4%

*	Less than 1% of the issued and outstanding shares of common stock.

(1)	Based upon information supplied by officers, directors or beneficial owners of more than five percent, as the case may be, and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Includes shares of common stock owned by executives, shares subject to options exercisable within 60 days of April 11, 2008, and restricted shares granted by April 11, 2008 as presented in the table above; however, unless otherwise indicated these shares do not include any options or restricted stock awarded after April 11, 2008.

(3)	Applicable percentages are based on 51,144,795 issued and outstanding shares on March 31, 2008 adjusted as required by rules promulgated by the SEC.

(4)	Based on information contained in a Schedule 13D/A dated February 4, 2008, and filed jointly by Empire Capital Partners, L.P., Empire GP, L.L.C., Empire Capital Management, L.L.C., Scott A. Fine and Peter J. Richards with the SEC on February 5, 2008, in which each of Messrs. Fine and Richards report beneficial ownership of 6,613,894 shares of Common Stock (consisting of 6,613,894 shares as to which each has shared dispositive and shared voting powers), and each of Empire Capital Partners, L.P. and Empire GP, L.L.C. report beneficial ownership of 2,884,316 shares of Common Stock (consisting of 2,884,316 shares as to which each has shred dispositive and shared voting powers), and Empire Capital Management, L.L.C. reports beneficial ownership of 3,729,578 shares of Common Stock (consisting of 3,729,578 shares as to which it has shared dispositive power and shared voting power).

(5)	Based on information contained in a Schedule 13G/A dated December 31, 2007 and filed jointly by Diker GP, LLC, Diker Management, LLC, Charles M. Diker and Mark N. Diker with the SEC on February 12, 2008, in which each of Diker Management, LLC, Charles M. Diker and Mark N. Diker report beneficial ownership of 5,083,389 shares of Common Stock (consisting of 5,083,389 shares as to which each has shared dispositive and shared voting powers), and Diker GP, LLC reports beneficial ownership of 4,754,105 shares of Common Stock (consisting of 4,754,105 shares as to which it has shared dispositive power and shared voting power).

(6)	Based on information contained in a Schedule 13G dated December 31, 2007 and filed jointly by S Squared Technology, LLC, S Squared Technology Partners, L.P., Seymour L. Goldblatt and Kenneth A. Goldblatt with the SEC on January 17, 2008, in which S Squared Technology, LLC reports beneficial ownership of 4,108,700 shares of Common Stock (consisting of 4,108,700 shares as to which it has sole dispositive power and sole voting power), S Squared Technology Partners, L.P. reports beneficial ownership of 893,600 shares of Common Stock (consisting of 893,600 shares as to which it has sole dispositive power and sole voting power) and each of Seymour L. Goldblatt and Kenneth A. Goldblatt report beneficial ownership of 5,002,300 shares of Common Stock (consisting of 5,002,300 shares as to which each has sole dispositive and sole voting powers).

(7)	Based on information contained in a Schedule 13G/A, dated December 31, 2007 and filed with the SEC on February 11, 2008, jointly by UBS AG, UBS Americas Inc. and UBS Global Asset Management (Americas) Inc., in which UBS AG reports beneficial ownership of 3,352,962 shares of Common Stock (consisting of 3,352,962 shares as to which it has shared dispositive power and 2,775,241 as to which it has sole voting power), UBS Americas Inc. reports beneficial ownership of 3,321,062 shares of Common Stock (consisting of 3,321,062 shares as to which it has shared dispositive power and 2,743,341 as to which it has sole voting power), and UBS Global Asset Management (Americas) Inc. reports that it is the beneficial owner of 3,219,362 shares of Common Stock (consisting of 3,219,362 shares as to which it has shared dispositive power and 2,641,641 as to which it has sole voting power). The address of UBS Americas Inc.’s principal business office is: 677 Washington Blvd., Stamford, CT 06901. The address of UBS Global AM’s principal business office is: One North Wacker, Chicago, Illinois 60606.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2007, our outstanding warrants and the number of stock options outstanding under our stock option plans, the weighted-average exercise price of the stock options and warrants, and the number of stock options available for grant under our plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Stock option plans approved by stockholders	10,592,761	$3.12	3,147,570
Warrants and stock option plans not approved by stockholders	4,399,935	$3.49	6,672,540

Total	14,992,696	$3.23	9,820,110

The Valicert 1998 Stock Option Plan provides for an automatic annual increase, without the approval of stockholders, in the number of stock options available for grant of the lesser of 1,413,913 shares or 5% of the number of our shares that are issued and outstanding on the last day of the immediately preceding fiscal year.

The 1999 Omnibus Stock Incentive Plan provides for an automatic annual increase, without the approval of stockholders, in the number of stock options available for grant of the lesser of 2,000,000 shares or 5% of the number of our outstanding shares on the last day of the immediately preceding fiscal year.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of Tumbleweed common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that a late Form 3 was filed on behalf of Jorge E. Rodriguez, and a late Form 4 was filed on behalf of Mr. Rodriguez with respect to a stock option grant.

Based solely on a review of the publicly filed reports of persons who were greater than ten percent stockholders during the fiscal year ended December 31, 2007, Empire Capital Management, L.L.C. and its affiliates filed a late Form 4 on November 20, 2007 with respect to three acquisition transactions reportedly made on November 14, 2007, and filed a late Form 4 on October 31, 2007 with respect to an acquisition transaction reportedly made on October 26, 2007.

Compensation of Directors

2007 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(2) ($)	All other Compensation ($)	Total ($)
Dr. Deborah D. Rieman	—	—	52,130	—	52,130
Standish H. O’Grady	—	—	58,042	—	58,042
Kenneth R. Klein	—	—	47,695	—	47,695
James A. Heisch	—	—	105,855	—	105,855
Christopher H. Greendale	—	—	62,566	—	62,566
Jeffrey C. Smith(3)	—	—	7,211	100,000	107,211

(1)	James P. Scullion, our Chief Executive Officer and Chairman of the Board of Directors, and Taher Elgamal, our Chief Technology Officer and Director, are not included in this table because any compensation for their services as a director, are reflected in the Summary Compensation Table of this Proxy Statement.

(2)	The amounts reported represent the dollar amount of stock option and restricted stock awards recognized as compensation costs for financial statement reporting purposes (excluding any reduction for estimated forfeitures) in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”) for grants made during and, when applicable, before the fiscal year ended December 31, 2007. See Note [2] of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions used to calculate the grant-date fair value of stock option awards and restricted stock awards and the related stock-based compensation expense in accordance with SFAS 123R.

(3)	Pursuant to the terms of Mr. Smith’s transition agreement and the amendment to that agreement dated August 2, 2007, Mr. Smith receives cash compensation of $100,000 annually for his serves as a special advisor to Tumbleweed Chief Executive Officer.

Our Board of Directors makes all decisions relating to the compensation of members of our Board of Directors. The Compensation Committee conducts an annual evaluation of the appropriate level of compensation for Board and Committee service by non-employee members of the Board, and provides its recommendations to the Board of Directors.

Tumbleweed’s general policy is to provide non-employee directors with equity-based compensation, and to not pay cash compensation to our directors. Other than our arrangement with Jeffrey C. Smith, described above, we did not pay cash compensation in fiscal 2007 and there were no other arrangements pursuant to which any director was compensated during the year ended December 31, 2007 for service as a director. We do not provide any retirement benefits or other perquisites to our directors.

In July 2004, we adopted a program under which, following each Annual Meeting of Stockholders and contingent upon their continued service: (1) each of our non-employee directors receives an option to purchase 30,000 shares of common stock; (2) each of our non-employee directors serving on the Audit Committee receives an option to purchase an additional 10,000 shares of common stock; and (3) each of our non-employee directors serving on the Compensation Committee receives an option to purchase an additional 5,000 shares of common stock. Each of these annual grants is made on the day following the Annual Meeting of Stockholders at the then-current fair market value. Options received by non-employee directors vest over four years of service with one forty-eighth (1/48th) of each grant vesting each month. We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as our directors. Directors who are employees of the Company currently receive no compensation for their services as directors.

Additionally, on April 29, 2008, the Board of Directors approved restricted stock awards to non-employee directors as follows: (1) each received a restricted stock award of 35,750 shares of common stock for service on the Board of Directors; (2) the chair of the Audit Committee received an additional restricted stock award of 5,300 shares, and other members of the Audit Committee received an additional restricted stock award of 2,500 shares; (3) the chair of the Compensation Committee received an additional restricted stock award of 4,400 shares, and other members of the Compensation Committee received an additional restricted stock award of 2,200 shares; and (4) the chair of the Nominating Committee received an additional restricted stock award of 2,200 shares, and other member of the Nominating Committee received an additional restricted stock award of 1,000 shares. All shares granted pursuant to these restricted stock awards were granted at par value, subject to repurchase by Tumbleweed, such that the recipient’s interest in the restricted stock shall vest as to one third (1/3rd) of such restricted stock on the date after the 2008 Annual Stockholders Meeting, as to an additional one-third (1/3rd) on the date after the first anniversary of such meeting, and as to the final one-third (1/3rd) on the date after the second anniversary of such meeting, so as to be 100% vested on the date after the second anniversary of the 2008 Annual Stockholders Meeting. Vesting of these restricted stock awards occurs regardless of recipient’s status as a Board member at the time of vesting and (ii) will accelerate 100% upon a change of ownership control.

On June 30, 2005, in connection with Mr. Smith’s resignation from the role of Chief Executive Officer, we entered into a transition agreement providing for his continuation as a member of the Board and as a special advisor to the Chief Executive Officer until June 30, 2007. Pursuant to the terms of his transition agreement, Mr. Smith received a salary of $100,000 annually in addition to the standard compensation provided to directors. In addition, Mr. Smith’s unvested stock options continued to vest, he and his dependents continued to participate in our employee benefit plans, and he continued to participate in the outstanding loan forgiveness program (the “Transition Consideration”).

On August 2, 2007, the transition agreement between Mr. Smith and Tumbleweed was amended. In accordance with the amendment to the transition agreement, Mr. Smith receives a sum of $100,000 per year (“Director Compensation”) on a semi-monthly basis, less all applicable tax withholding, in addition to the standard compensation provided to directors and Mr. Smith’s unvested stock options continue to vest in accordance with the terms and conditions of the option plans under which such options were granted; provided, however, that the Director Compensation is treated as 1099 income for tax purposes and Mr. Smith is responsible for payment of all federal, state and local taxes with respect to such Director Compensation. Except for the payments and benefits described above, Mr. Smith is not entitled to receive any other compensation or benefits of any sort including, without limitation, salary, bonuses or any other form of compensation or benefits from Tumbleweed or any of its officers, directors, employees, agents, insurance companies, subsidiaries, successors or assigns at any time. The amendment to the transition agreement further provides that if a change of control occurs, 100% of Mr. Smith’s outstanding equity awards will vest.

The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended December 31, 2007 to the non-employee Directors.

Name	Date of Grant	Number of Shares Granted	Grant Date Fair Value of the Option Awards(1) ($)	Exercise Price of Grant ($)
Dr. Deborah D. Rieman(2)	June 13, 2007	35,000	57,666	2.72
Standish H. O’Grady(3)	June 13, 2007	40,000	65,904	2.72
Kenneth R. Klein(4)	June 13, 2007	30,000	49,428	2.72
James A. Heisch(5)	June 13, 2007	45,000	74,142	2.72
Christopher H. Greendale(6)	June 13, 2007	45,000	74,142	2.72
Jeffrey C. Smith(7)	—	—	—	—

(1)

The amounts reported represent the fair value of option awards as of the date of the grant. The fair value is calculated in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”) for grants made during the fiscal year ended December 31, 2007. See Note [2] of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for a discussion of the assumptions used to calculate the grant-date fair value of stock option awards in accordance with SFAS 123R.

(2)	Aggregate number of option awards outstanding at December 31, 2007 is 380,000.

(3)	Aggregate number of option awards outstanding at December 31, 2007 is 315,000.

(4)	Aggregate number of option awards outstanding at December 31, 2007 is 330,000.

(5)	Aggregate number of option awards outstanding at December 31, 2007 is 245,000.

(6)	Aggregate number of option awards outstanding at December 31, 2007 is 410,000.

(7)	Aggregate number of option awards outstanding at December 31, 2007 is 702,720.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

We provide severance benefits to attract and retain executive talent in light of current market conditions. In the table that follows, payments and other benefits payable upon early termination and change in control situations are estimated as if the terminations took place on December 31, 2007, given Named Executive Officers’ compensation levels as of such date. In setting out such payments and benefits, amounts that had already been earned as of the termination date are not shown.

The amounts set forth below are estimates of the amounts that would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out can only be determined at the time of such Named Executive Officers’ separation from us. Details regarding the nature of these payments and benefits can be found in the Summaries of Employment Agreements section of this Proxy Statement. Mr. Greenberg is excluded from the table below because he departed Tumbleweed during fiscal year ended December 31, 2007 and received the following severance benefits: $187,500 severance, $216,787 value of stock options awards that continue vesting for 9 months subsequent to Mr. Greenberg’s termination, and $15,950 in continuation of medical benefits for 9 months subsequent to Mr. Greenberg’s termination.

Name	Benefit	Termination for Cause ($)	Termination w/o Cause or for Good Reason(1) ($)	Termination w/o Cause or for Good Reason Following a Change in Control(1) ($)	Death or Disability(1) ($)
James P. Scullion, Chairman of the Board of	Severance Acceleration/continuation of	—	350,000	350,000	—
Directors and Chief Executive Officer	vesting of outstanding stock options Benefits Continuation	— —	476,698 22,600	591,390 22,600	476,698 —

Timothy G. Conley, Senior Vice President of	Severance Acceleration/continuation of	—	172,500	230,000	115,000
Finance and Chief Financial Officer	vesting of outstanding stock options Benefits Continuation	— —	41,791 11,598	7,836 13,983	5,224 —

Dr. Taher A. Elgamal, Director and Chief Technology	Severance Acceleration/continuation of	—	225,000	225,000	—
Officer	vesting of outstanding stock options Benefits Continuation	— —	121,219 15,917	438,384 15,917	— —

Nicholas W. Hulse, Executive Vice President of	Severance Acceleration/continuation of	—	137,500	137,500	—
Worldwide Field Operations(2)	vesting of outstanding stock options Benefits Continuation	— —	136,946 11,413	811,844 11,413	— —

Bernard J. Cassidy, Senior Vice President and	Severance Acceleration/continuation of	—	172,500	172,500	172,500
General Counsel	vesting of outstanding stock options Benefits Continuation	— —	10,166 17,028	41,791 51,917	10,166 17,028

(1)	The valuation of the acceleration/continuation of vesting of outstanding stock options reported is calculated in accordance with Statement of Financial Accounting Standards 123 (revised 2004), Share-Based Payment (“SFAS 123R”) (excluding any reduction for estimated forfeitures), as if the terminations took place on December 31, 2007.

(2)	The amounts reported for Mr. Hulse in the table above represent benefits Mr. Hulse was entitled to if the terminations took place on December 31, 2007. On February 11, 2008, the Board of Directors of Tumbleweed approved an amendment to Mr. Hulse’s offer letter dated February 22, 2007 to extend his benefits from six to nine months. Should Mr. Hulse be terminated subsequent to February 11, 2008 his benefits would be as follows: severance—$206,250, acceleration/continuation of vesting of outstanding stock options—$195,919, benefits continuation—$15,917.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS(*)

The Audit Committee is comprised of three non-employee directors. After reviewing the qualifications of the current members of the committee, and any relationships they may have with Tumbleweed Communications Corp. that might affect their independence from Tumbleweed Communications Corp., the Board of Directors determined that each member of the Audit Committee meets the independence requirements of the Nasdaq Marketplace Rules and of Rule 10A of the Exchange Act, that each member is able to read and understand fundamental financial statements and that James A. Heisch qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee operates under a formal written charter, which is available on our website at www.tumbleweed.com under the caption “Corporate Governance” on the Investor Relations page

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007 with management and with our independent registered public accounting firm, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with KPMG LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the registered public accounting firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

Audit Committee

James A. Heisch (Chairman)
Standish H. O’Grady
Christopher H. Greendale

(*)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT FEES AND PRE-APPROVAL POLICIES

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2007 and 2006, respectively, and fees for audit-related services, tax services and all other services rendered by KPMG LLP for the fiscal years ended December 31, 2007 and 2006, respectively.

	2007	2006
Audit Fees	$720,000	$665,000
Audit-Related Fees	$-0-	$-0-
Tax Fees	$-0-	$-0-
All Other Fees	$-0-	$-0-

Total	$720,000	$665,000

As provided in its charter, our Audit Committee reviews, and in its sole discretion pre-approves, the independent registered public accounting firm’s annual engagement letter including proposed fees and all audit and non-audit services provided by the independent registered public accounting firm. All of the above services and estimates of the expected fees were reviewed and approved by our Audit Committee before the respective services were rendered. Our Audit Committee has considered the nature and amount of the fees billed by KPMG LLP and believes that provision of the services for activities unrelated to audit is compatible with maintaining KPMG LLP’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

Our board of directors has adopted a written Related Party Transaction Policy (the “Policy”). The purpose of the Policy, together with our Code of Business Conduct and Ethics, memorializes our policies, practices and procedures concerning the review, approval or ratification of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect material interest. For purposes of the Policy, a “related party” is any executive officer, director or director nominee, security holder known to Tumbleweed to own greater than of our Common Stock, or an immediate family member of any of the foregoing persons.

The Audit Committee, or another independent committee composed by a majority of independent, non-interested board members if circumstances warrant (in each case, the “Oversight Body”), shall review the material facts of all related party transactions for approval or ratification. In determining whether to approve or ratify a related party transaction, the Oversight Body will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, and the expected benefits of the transaction to Tumbleweed.

No director may participate in any discussion or approval of a transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Oversight Body. If the related transaction will be ongoing, the Oversight Body may establish guidelines for management to follow in its ongoing dealings with the related party. Thereafter, the Oversight Body, on at least an annual basis, will review and assess ongoing relationships with the related party to ensure compliance with the Related Party Transaction Policy and see that the related transaction remains appropriate.

Transactions

Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect material interest other than the transaction described below.

Gregory C. Smith, a brother of Tumbleweed director Jeffrey C. Smith, is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), which began providing legal services to us in July 1998. Total fees paid to Skadden Arps in 2007 were approximately $277,000 for matters relating to our corporate and securities matters, intellectual property, and litigation matters.

Director independence is discussed in the Corporate Governance and Board of Directors Matters section of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. Tumbleweed and some brokers household proxy materials, delivering a single proxy statement multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.

By Order of the Board of Directors

Bernard J. Cassidy
Secretary

April 29, 2008

A copy of our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2007 has been included within the package of materials sent to you.

TUMBLEWEED COMMUNICATIONS CORP. ATTN: NATALIE MELAMED 700 SAGINAW DR. REDWOOD CITY, CA 94063	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Tumbleweed Communications Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tumbleweed Communications Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TMBWE1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

TUMBLEWEED COMMUNICATIONS CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
	1. Election of Directors	☐	☐	☐
Nominees:
01) Christopher M. Greendale
02) Standish H. O’Grady
03) James A. Heisch
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.							For	Against	Abstain
2. To ratify selection of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.							☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons or held as community property, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

PROXY

TUMBLEWEED COMMUNICATIONS CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2008

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2008, and the 2007 Annual Report to Stockholders and hereby appoints Bernard J. Cassidy and James J. MacDonald, and each of them, as attorneys and proxies of the undersigned, with full power to each of substitution, to vote all shares of stock of Tumbleweed Communications Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Tumbleweed Communications Corp. (the “Company”) to be held at the Company’s corporate offices located at 700 Saginaw Drive, Redwood City, California, on June 10, 2008 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE